UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RREEF Property Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):
☐ No fee required.

☐ Fee paid previously with preliminary materials.

☒ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
1

PRELIMINARY PROXY STATEMENT DATED OCTOBER 28, 2026, SUBJECT TO COMPLETION

[ó], 2026

Dear Fellow Stockholders:
You are cordially invited to attend a special meeting of stockholders of RREEF Property Trust, Inc., a Maryland corporation (the “Company,” “our” or “we”), to be held on January 20, 2027 at 8:00 a.m., Pacific Time (the “Special Meeting”) at our offices at 101 California Street, 26th floor, San Francisco, California, 94111.
In 2026, we explored a broad range of options to enhance stockholder value. Given the market feedback received during the strategic review process, continued demand from stockholders for redemption of their shares and a lack of new capital raised through our offerings, with the assistance of our external advisors, the Board of Directors (the “Board”) of the Company unanimously deemed advisable and approved a Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), conditioned on stockholder approval.
At the Special Meeting, we are asking you to consider and vote upon a proposal to approve the Plan of Liquidation, as further described below and in the enclosed proxy statement. We are also asking you to consider and vote upon a proposal to adjourn the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to solicit additional proxies.
If the Liquidation Proposal (as defined below) is approved by our stockholders, we intend to return net proceeds from asset sales and cash on hand to our stockholders, subject to payment of our liabilities and obligations and the creation of appropriate reserves. As of the date of this proxy statement, it is estimated that net proceeds from the sale of our remaining assets and cash on hand could result in total distributions of between $10.10 and $12.50 per share of our common stock, $0.01 par value per share (the “Common Shares”), given current market conditions and inclusive of estimated transaction and wind-down costs and subject to the other estimates and assumptions more fully described in the enclosed proxy statement. The timing and amount of any distributions will be determined in accordance with the Company’s charter and remain subject to numerous factors, including the discretion of the Board and applicable law. Although the amount that we will distribute to you will be calculated by reference to the net asset value (“NAV”) for each class of Common Shares, the amount actually distributed may be more or less than our NAV as previously published from time to time.
After careful consideration, the Board has unanimously determined that the Plan of Liquidation is advisable, fair to and in the best interests of our stockholders and has approved the Plan of Liquidation. The Board unanimously recommends that you vote “FOR” approval of the Plan of Liquidation (the “Liquidation Proposal”), and “FOR” one or more adjournments of the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to permit further solicitation of additional proxies (the “Adjournment Proposal”).
The enclosed proxy statement contains important information about the Company, the Plan of Liquidation and the Special Meeting. We encourage you to read the enclosed proxy statement carefully before voting, including the section entitled “Risk Factors.”
Your vote is very important, regardless of the number of Common Shares you own. The Plan of Liquidation cannot be completed unless stockholders approve the Liquidation Proposal by the affirmative vote of a majority of the holders of Common Shares entitled to vote on the matter. We strongly urge you to cast your vote as soon as possible, even if you plan to attend the Special Meeting. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form or other document. If you do not submit your proxy, instruct your broker how to vote your shares or vote at the Special Meeting, it will have the same effect as a vote “AGAINST” approval of the Liquidation Proposal, but will have no effect on the Adjournment Proposal.
The record date for determining stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof is October 27, 2026. Please refer to the enclosed proxy statement for more logistical information about attending the Special Meeting.

Sincerely,

/s/ W. Todd Henderson
W. Todd Henderson
Chief Executive Officer
The enclosed proxy statement is dated [ó], 2026 and is first being mailed to stockholders on or about [ó], 2026.

RREEF PROPERTY TRUST, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of RREEF Property Trust, Inc.:
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of RREEF Property Trust, Inc., a Maryland corporation (the “Company,” “our” or “we”), will be held at the time and place below and for the following purposes:
Date:     January 20, 2027
Time:     8:00 a.m., Pacific Time
Place:     The Special Meeting will be held at 101 California Street, 26th floor, San Francisco, California, 94111.
Items of Business:
1.To consider and vote on a proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”) providing for the sale or disposition of all the Company’s assets, winding down the Company’s business and affairs and terminating the Company’s existence by voluntary dissolution (the “Liquidation Proposal”); and
2.To consider and vote on a proposal to approve one or more adjournments of the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to solicit additional proxies (the “Adjournment Proposal”).
Recommendations of the Board: After careful consideration, the Board has unanimously determined that the Plan of Liquidation is advisable, fair to and in the best interests of our stockholders and has approved the Plan of Liquidation. The Board has directed that the Liquidation Proposal and the Adjournment Proposal be submitted for consideration at the Special Meeting.
The Board unanimously recommends that you vote “FOR” approval of the Liquidation Proposal and “FOR” approval of the Adjournment Proposal.
Voting:     Your vote is very important, regardless of the number of Common Shares entitled to vote (“Voting Common Shares”) you own. Whether or not you plan to attend the Special Meeting, please submit a proxy or, if you hold your shares in “street name,” submit voting instructions to have your Voting Common Shares voted as promptly as possible to make sure that your Voting Common Shares are represented at the Special Meeting.
Properly executed proxy cards with no instructions indicated on the proxy card with respect to any proposal listed on the proxy card will be voted “FOR” approval of the Liquidation Proposal and “FOR” approval of the Adjournment Proposal, as applicable.
If you do not vote on the Liquidation Proposal, this will have the same effect as a vote by you “AGAINST” the approval of the Liquidation Proposal, but will have no effect on the Adjournment Proposal. We encourage you to cast your vote as soon as possible.
 If you have any questions or require any assistance voting your shares, please contact our proxy solicitor, Georgeson LLC, toll free at (855) 632-4374.

Regardless of the number of shares you hold, as a stockholder your role is very important, and the Board strongly encourages you to exercise your right to vote.
By Order of the Board of Directors,

/s/ Vikram Mehra
Vikram Mehra
Secretary
[ó], 2026

PROXY STATEMENT
TABLE OF CONTENTS
v

APPENDIX A - PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION	A-1
APPENDIX B - OPINION OF JONES LANG LASALLE SECURITIES, LLC	B-1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting, the Plan of Liquidation and other matters being considered at the Special Meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the Special Meeting. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this proxy statement.
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
• “Adjournment Proposal” refers to the proposal to approve one or more adjournments of the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to solicit additional proxies.

•“Advisor” refers to RREEF America L.L.C.

•“Articles of Dissolution” refers to the articles of dissolution to be filed with the Maryland Department of Assessments and Taxation.

•“Board” refers to the Board of Directors of the Company.

•“Bylaws” refers to the Bylaws of RREEF Property Trust, Inc., effective February 23, 2023.

•“Charter” refers to the Second Articles of Restatement of RREEF Property Trust, Inc., effective as of February 16, 2017 and Articles Supplementary effective as of April 22, 2020.

•“Code” refers to the Internal Revenue Code of 1986, as amended.

•“Common Shares” refers to shares of our Voting Common Shares and our non-voting Class Z Common Shares, $0.01 par value per share.

•“Company,” “our,” “we” or “us” refers to RREEF Property Trust, Inc., a Maryland corporation that has elected to qualify as a REIT.

•“Company Assets” refers to the Company’s assets as of the date of this proxy statement, including cash, its portfolio of real estate securities and seven real properties.

•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•“IRS” refers to the U.S. Internal Revenue Service.

•“Liquidation Proposal” refers to the proposal to approve the Plan of Liquidation.

•“MGCL” refers to the Maryland General Corporation Law.

•“Plan of Liquidation” refers to the RREEF Property Trust, Inc. Plan of Complete Liquidation and Dissolution approved by the Board on September 15, 2026, which contemplates the sale or disposition of all the Company Assets, the wind-down of the Company’s business and affairs and the termination of the Company’s existence by voluntary dissolution and which is attached hereto as Appendix A.

•“Record Date” refers to October 27, 2026.

•“REIT” refers to a real estate investment trust within the meaning of Sections 856-860 of the Code.

•“SEC” refers to the U.S. Securities and Exchange Commission.

•“Special Meeting” refers to the special meeting to be held on January 20, 2027 at 8:00 a.m., Pacific Time.

•“Total Estimated Liquidating Distributions” refers to the distributions to stockholders anticipated to be paid from the Company’s net proceeds from the sale of the Company Assets and cash on hand and after consideration of applicable liabilities, obligations and reserves in accordance with the Plan of Liquidation. See “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation” for a discussion of the assumptions and estimates used to estimate the range of the Total Estimated Liquidating Distributions.

•“Voting Common Shares” refers to shares of our Class A Common Shares, $0.01 par value per share, Class D Common Shares, $0.01 par value per share, Class I Common Shares, $0.01 par value per share, Class M-I Common Shares, $0.01 par value per share, Class N Common Shares, $0.01 par value per share, Class S Common Shares, $0.01 par value per share, Class T Common Shares, $0.01 par value per share, and Class T2 Common Shares, $0.01 par value per share.

Q: Why am I receiving this proxy statement?
A: The Company is using this proxy statement to solicit proxies of stockholders to obtain the necessary approvals for the Plan of Liquidation, which requires the approval of our Voting Common Shares. You are receiving this proxy, and we are holding the Special Meeting, in order for you to consider and vote on the Liquidation Proposal and the Adjournment Proposal.
Q: What is the Plan of Liquidation?
A: The Plan of Liquidation contemplates the sale or disposition of all the Company’s assets, the wind-down of the Company’s business and affairs and the termination of the Company’s existence by voluntary dissolution. The Plan of Liquidation was approved by the Board on September 15, 2026, and is subject to stockholder approval.
Q: Why did the Board approve the Plan of Liquidation?
A: The Board concluded, after conducting a strategic review process with the assistance of Jones Lang LaSalle Securities, LLC (“JLLS”) serving as the Company’s financial advisor, Alston & Bird LLP (“Alston & Bird”) serving as legal advisor, and Venable LLP (“Venable”) serving as special Maryland counsel, and evaluating a number of strategic alternatives with the goal of making an informed determination of the course of action that the Board believes provides the best opportunity for maximizing value for stockholders (with such review including a thorough evaluation of continuing the Company’s current business strategy, capital infusions and a liquidation of the Company, as well as the Company’s future business prospects and the work the Company had already undertaken to sell certain properties), that the subsequent orderly wind-down of the Company’s business and affairs and termination of the Company’s existence pursuant to the Plan of Liquidation is the strategic alternative that is most likely to result in the greatest value for stockholders as compared to the Company’s other strategic alternatives, including continuing to operate the business as an independent going concern. See “The Plan of Liquidation—Board Recommendation and Reasons for the Plan of Liquidation.”
Q: What are the estimated distributions to stockholders resulting from the Plan of Liquidation?
A: If the Liquidation Proposal is approved by our stockholders and we are able to successfully implement the Plan of Liquidation, we estimate that, after taking into account the payment of, or establishment of reserves for known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, and the other estimates and assumptions more fully described in this proxy statement, the total amount of Total Estimated Liquidating Distributions to be funded from the net proceeds from the sales of the Company Assets and cash on hand will be between $10.10 and $12.50 per share. The distributions for each class of Common

Shares will be based on each class of Common Shares’ net asset value (“NAV”) per share in accordance with the Company’s Charter.
If the Liquidation Proposal is approved by our stockholders, we do not intend to declare or pay future regular monthly distributions.
Although we have provided an estimated range for the Total Estimated Liquidating Distributions and intend to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors and we cannot determine at this time when, or whether, we will be able to make the Total Estimated Liquidating Distributions to our stockholders or the amount of any such distributions. The timing and amount of any distributions remain subject to numerous factors, including Board discretion and applicable law. See “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation.”
Q: What is the date of the Special Meeting and how will it be held?
A: The Special Meeting will be held on January 20, 2027, at 8:00 a.m., Pacific Time. The Special Meeting will be held at 101 California Street, 26th floor, San Francisco, California, 94111. See “The Special Meeting” for additional information on the Special Meeting.
Q: What is the purpose of the Special Meeting?
A: The purpose of the Special Meeting is to ask the stockholders to consider and vote on the following proposals:
1.the Liquidation Proposal; and
2.the Adjournment Proposal.
Your vote is very important. If you do not submit your proxy, instruct your broker how to vote your shares or vote at the Special Meeting, it will have the same effect as a vote “AGAINST” approval of the Liquidation Proposal, but will have no effect on the Adjournment Proposal. We encourage you to cast your vote as soon as possible. The enclosed voting materials allow you to vote your Voting Common Shares without attending the Special Meeting. For more specific information on how to vote, please see “—How do I vote my Voting Common Shares?” below.
Q: How does the Board recommend I vote?
A: The Board unanimously recommends that our stockholders vote “FOR” approval of the Liquidation Proposal and “FOR” approval of the Adjournment Proposal.
For a more complete description of the recommendation of the Board, see “The Plan of Liquidation—Board Recommendation and Reasons for the Plan of Liquidation.”
Q: What constitutes a quorum?
A: The presence, either in person or by proxy, of at least fifty percent of the shares entitled to vote at the Special Meeting on any matter will constitute a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, or by completing and submitting a proxy by mail or that are represented at the Special Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.
The presence at the Special Meeting, in person or by proxy, of holders representing at least fifty percent of the shares entitled to vote as of the Record Date, or approximately 6,809,558 Voting Common Shares out of

13,619,115 Voting Common Shares outstanding, constitutes a quorum at the Special Meeting and permits us to conduct the business of the Special Meeting.
Q: What vote is required to approve the Liquidation Proposal and the Adjournment Proposal?
A: Approval of the Liquidation Proposal requires the affirmative vote of a majority of all votes entitled to vote on the matter. Approval of the Liquidation Proposal will also constitute stockholder approval under the MGCL of the sale or disposition of all or substantially all of the Company Assets pursuant to the Plan of Liquidation, and, accordingly, no further stockholder vote will be required for asset dispositions effected in accordance with the Plan of Liquidation. For purposes of the vote on the Liquidation Proposal, abstentions and other Voting Common Shares not voted will have the same effect as votes “AGAINST” the Liquidation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and other Voting Common Shares not voted will not be counted as votes cast and will have no effect on the Adjournment Proposal.
Q: What will happen if I abstain from voting or fail to vote?
A: Your abstention will have the same effect as a vote “AGAINST” approval of the Liquidation Proposal but will have no effect on the Adjournment Proposal.
Failure to attend and vote at the Special Meeting or to submit your proxy or instruct your broker how to vote your shares will have the same effect as a vote “AGAINST” approval of the Liquidation Proposal and, assuming a quorum is present, will have no effect on the Adjournment Proposal, and will result in your shares not being considered as “present” for purposes of determining a quorum.
Q: Who is entitled to notice of and to vote at the Special Meeting?
A: The close of business on October 27, 2026 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. Our voting securities consist of our Voting Common Shares, of which 13,619,115 Voting Common Shares were outstanding at the close of business on the Record Date. Each holder of Voting Common Shares, as of the close of business on the Record Date, will be entitled to one vote on each matter properly submitted at the Special Meeting.
Q: What happens if I sell my Voting Common Shares before the Special Meeting?
A: If you hold Voting Common Shares on the Record Date but transfer these Voting Common Shares prior to the Special Meeting, you will retain your right to vote at the Special Meeting, but not the right to receive the liquidating distributions, if any. Only a person who holds Common Shares on the applicable record date for a distribution is entitled to receive that distribution.
Q: How do I vote my Voting Common Shares?
A: Voting by Proxy for Voting Common Shares Registered Directly in the Name of the Stockholder.
If you are a “registered stockholder” (also known as a “stockholder of record”) and hold your Voting Common Shares in your own name as a holder of record with our transfer agent, SS&C GIDS, Inc. (“SS&C”), you may instruct the proxy holders named on the proxy card how to vote your Voting Common Shares in one of the following ways:
•Vote by Internet. You may authorize a proxy to vote via the internet by following the instructions provided on your proxy card. The website for internet voting is printed on your proxy card. To authorize a proxy to vote your Voting Common Shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your proxy card received with your proxy statement. If you vote by internet, you do not need to return your proxy card.
•Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your proxy card. When you call, please have your proxy card in hand. You will be asked to enter your control number(s) to ensure the security of your vote. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your Voting Common Shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
• Vote by Mail. If you would like to authorize a proxy to vote your Voting Common Shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. Mailed votes must be received by 8:00 a.m. Pacific Time on January 20, 2027 in order to be counted.
You always may choose to attend the Special Meeting and vote your shares in person during the meeting. If you do attend the Special Meeting and have already submitted a proxy, you may revoke your proxy by voting in person. See “—Can I attend the Special Meeting?” for details on attendance.
Voting by Proxy for Voting Common Shares held in “Street Name.”
If your Voting Common Shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your Voting Common Shares voted. These materials from your broker, bank or other nominee will include a voting instruction form or other document by which you can instruct your broker, bank or other nominee how to vote your Voting Common Shares. If you do not receive a voting instruction form or other document from your broker, bank or other nominee, please contact your broker, bank or other nominee promptly to obtain the voting instruction form or other document. Since you are not a stockholder of record, you may not vote your Voting Common Shares in person at the Special Meeting, unless you register to attend in advance of the meeting.
Q: Can I attend the Special Meeting?
A: Holders of Voting Common Shares are entitled to attend the Special Meeting only if they were a stockholder or joint holder as of the Record Date or if they hold a valid proxy for the Special Meeting. A holder of Voting Common Shares who holds shares in street name should provide proof of beneficial ownership as of the Record Date, such as the most recent account statement prior to the Record Date, a copy of the voting instruction card provided by a broker, bank or other nominee, or other similar evidence of ownership.
Q: If my Common Shares are held in “street name” by my broker, will the broker vote the shares on my behalf?
A: No. Unless you instruct your broker, bank or other nominee to vote your Voting Common Shares held in street name, your shares will NOT be voted. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction form or other document for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you do not receive a voting instruction form or other document from your broker, please contact your broker promptly to obtain the voting instruction form or other document.
None of the proposals to be voted on at the Special Meeting is a routine matter for which brokers have discretionary authority to vote. If you fail to instruct your broker, bank or other nominee how to vote, this will have the effect of a vote “AGAINST” the Liquidation Proposal, but will have no effect on the Adjournment Proposal.
Your vote is important to the success of the proposals being considered at the Special Meeting. We encourage all of our stockholders whose Voting Common Shares are held in “street name” to provide their brokers with instructions on how to vote.
Q: How will proxy cards be voted?
A: If you properly submit a proxy card prior to the Special Meeting, or you properly submit a proxy via telephonic or internet proxy authorization, your Voting Common Shares will be voted as you direct. If you properly submit a proxy card prior to the Special Meeting, but do not indicate how to vote your Voting Common Shares with respect to any proposal listed on the proxy card, your shares will be voted (1) “FOR” approval of the Liquidation Proposal; and (2) “FOR” approval of the Adjournment Proposal, as applicable.
Q: May I change my vote after I have voted?
A: Yes, you may change your vote by revoking your proxy or voting instructions at any time prior to the Special Meeting. If you are a registered stockholder, you may revoke your proxy by (1) submitting a duly executed proxy card bearing a date later than the previous proxy date to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027, (2) voting in person during the Special Meeting or (3) delivering a signed notice of revocation of the proxy card to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027. If your Voting Common Shares are held by a broker, bank or other nominee holding Voting Common Shares on your behalf, you must contact that institution to revoke previously submitted voting instructions by following the instructions provided by such institution. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy or previously submitted voting instructions.
Q: Can I request that the Company repurchase my Common Shares?
A: No. In connection with its approval of the Plan of Liquidation, the Board suspended our share redemption plan effective as of September 15, 2026, and we will not accept or process any requests to redeem Common Shares under our share redemption plan. As a result, if the Liquidation Proposal is approved, you should expect that the principal means by which you will receive a return on your investment will be the liquidating distributions made pursuant to the Plan of Liquidation, the amount and timing of which are subject to the risks and uncertainties described in this proxy statement. See “Risk Factors—Risks Related to the Plan of Liquidation” and “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation.”
Q: When does the Company expect to complete the liquidation pursuant to the Plan of Liquidation?
A: If our stockholders approve the Liquidation Proposal, we will seek to effectuate the sale of our remaining assets as soon as practicable while seeking to maximize stockholder value. We are aiming to complete the sales of the Company Assets within 24 months after stockholder approval of the Liquidation Proposal. Because the sales of the Company Assets are subject to, among other things, completion of the marketing and sale process and the negotiation of terms and completion of the sales, the exact timing of completing the sales of the Company Assets cannot be determined at this time and we cannot predict how long it will take to sell all of the Company Assets.
If we have not sold all of our assets and paid all of our liabilities within 24 months after stockholder approval of the Liquidation Proposal, or if the Board otherwise determines that it is advantageous to do so earlier, we may transfer our remaining assets and liabilities to a liquidating trust and distribute interests in the liquidating trust to our stockholders. We cannot predict the exact amount to be distributed or the timing of the completion of the liquidation and termination of the Company’s existence.

Q: What will happen to the expense payments to our Advisor if the Liquidation Proposal is approved?
A:     RREEF America L.L.C., our Advisor, paid certain operating expenses on our behalf under an expense support agreement, as amended on January 20, 2016, and further modified by a letter agreement dated March 24, 2020 (together, the “Expense Support Agreement”). We refer to the amounts our Advisor paid as “Expense Payments.” Under the Expense Support Agreement, we agreed to repay our Advisor for the Expense Payments (“Expense Reimbursement Payments”), but our repayment obligation was suspended until the month after we raised $500 million in total cumulative offering proceeds since our inception, which occurred in July 2026 and therefore we began making Expense Reimbursement Payments in August 2026.
    Under the Expense Support Agreement, if RREEF America L.L.C. is still our advisor when our stockholders approve a liquidation, we will no longer be required to repay any Expense Payments that remain unpaid at that time.
Q: What will happen if the Liquidation Proposal is not approved?
A: If our stockholders do not approve the Liquidation Proposal, we will not proceed with an orderly wind-down of our business and affairs and termination of the Company’s existence. We will continue to operate our business with our remaining assets, and the Board may reconsider other strategic alternatives available to us. As of the date of this proxy statement, we do not intend to acquire any additional real estate assets and our ongoing operating expenses may exceed the revenue generated by our Company Assets. As a result, we may not be able to make any distributions from the proceeds of the sales of our properties in accordance with the timing or in the amounts anticipated, or at all, and any distributions will generally be treated, for U.S. federal income tax purposes, first as taxable dividends to the extent of our earnings and profits rather than liquidating distributions that are generally not taxable to a stockholder until the aggregate amount of liquidating distributions exceeds such stockholder’s adjusted tax basis in its shares. If our stockholders do not approve the Liquidation Proposal, net proceeds from any asset sales, after consideration of REIT distribution requirements, may be redeployed into new investments or leverage reduction. However, if our stockholders do not approve the Liquidation Proposal, we do not intend to lift the suspension of our share redemption plan.
If our stockholders do not approve the Liquidation Proposal, we will be required to continue to comply with full reporting requirements of the Exchange Act and other legal or regulatory requirements applicable to public companies and incur costs associated with operating as a public company. Further, we may remain a REIT and our estimated REIT compliance costs may increase. Pursuant to the terms of the Expense Support Agreement, our Advisor incurred expenses on our behalf related to our operations. As of the date of this proxy statement, we owe our Advisor approximately $4.63 million under the Expense Support Agreement. We will continue to make Expense Reimbursement Payments until stockholder approval of the Liquidation Proposal. Failure by our stockholders to approve the Liquidation Proposal would cause us to continue to make monthly Expense Reimbursement Payments. In addition, the failure to approve the Liquidation Proposal could result in adverse tax consequences to us. See “Risk Factors—Risks Related to the Plan of Liquidation” and “Risk Factors—Risks Related to Taxes and our Status as a REIT.”
Q: Will we make any new investments if stockholders approve the Liquidation Proposal?
A: No. In accordance with applicable tax law, if stockholders approve the Liquidation Proposal, we do not expect to make any investments in new assets. We will, however, be able to satisfy any existing contractual obligations, in accordance with the Plan of Liquidation. The Plan of Liquidation provides that the Company is authorized to pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or contractual claims known to the Company, and in connection with any pending action, suit or proceeding to which any of the Company or its subsidiaries is a party.

Q: Will we continue to maintain our status as a REIT?
A: We expect to remain qualified as a REIT for our taxable year ending December 31, 2026, and until the end of our final taxable year, which may occur in connection with the formation of a liquidating trust, if applicable, and which we anticipate, but cannot be certain, will occur after most of the Company Assets have been sold. Nevertheless, due to the changes in the nature of our assets and the sources of our income that may result during this period, there is no assurance that we will remain qualified as a REIT or that we will not become subject to U.S. federal income tax during the liquidation process. Any taxes imposed on us could materially reduce the cash available for distribution to our stockholders.
Q: Are stockholders entitled to appraisal or dissenters’ rights in connection with the Liquidation Proposal?
A: No. Pursuant to Maryland law, our Charter and our Bylaws, you will not be eligible for appraisal or dissenters’ rights (or rights of an objecting stockholder) in connection with the Liquidation Proposal. Holders of Common Shares are not entitled to exercise appraisal rights pursuant to Section 3-202(c)(1) of the MGCL. See “Overview of the Plan of Liquidation—No Appraisal or Dissenters’ Rights” for additional information.
Q: What are the U.S. federal income tax considerations of the Plan of Liquidation?
A: While tax treatment may vary depending on a stockholder’s particular situation, in general, if the Plan of Liquidation is approved by our stockholders and the Company is liquidated, distributions to a U.S. Holder (as defined in the section entitled “The Plan of Liquidation—U.S. Federal Income Tax Considerations”) in accordance with the Plan of Liquidation should not be taxable for U.S. federal income tax purposes until the aggregate amount of liquidating distributions (including as a result of the distribution of interests in a liquidating trust) made to such U.S. Holder exceeds the adjusted tax basis in its Common Shares, and then, assuming such U.S. Holder holds its Common Shares as a capital asset, should be taxable as capital gain. To the extent the aggregate amount of liquidating distributions made to a U.S. Holder is less than such U.S. Holder’s adjusted tax basis in its Common Shares, assuming such U.S. Holder holds its Common Shares as a capital asset, such U.S. Holder generally will recognize a capital loss in the year the final distribution is received (which final distribution may be a distribution in kind of interests in a liquidating trust).
The U.S. federal income tax rules applicable to liquidating distributions (including as a result of the distribution of interests in a liquidating trust) made to Non-U.S. Holders (as defined below in “The Plan of Liquidation—U.S. Federal Income Tax Considerations”) are highly complex. Among other things, a Non-U.S. Holder may recognize taxable gain for U.S. federal income tax purposes and may also be subject to U.S. withholding taxes with respect to liquidating distributions under certain circumstances.
For more information, please see the section entitled “The Plan of Liquidation—U.S. Federal Income Tax Considerations.” Tax matters can be complex and the tax consequences to each stockholder will depend on such stockholder’s particular facts and circumstances. All stockholders should consult with their tax advisors as to the tax consequences of the liquidating distributions pursuant to the Plan of Liquidation to them in light of their particular circumstances, including the applicability and effect of any U.S. federal, state, local or non-U.S. tax laws.
Q: Who can help answer my questions?
A: If you have any questions about any of the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our proxy solicitor, Georgeson, toll free at (855) 632-4374.

SUMMARY
This summary highlights information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before voting on the proposals presented in this proxy statement. You should read the entire proxy statement carefully, including the appendices attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.
The Company
RREEF Property Trust, Inc. is a Maryland corporation that has elected to qualify as a REIT. We invest in a diversified portfolio of high quality, income-producing commercial real estate located throughout the United States, including, without limitation, office, industrial, retail and residential properties. Although we invest primarily in real estate properties, we also invest in common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as real estate equity securities, and invest in debt backed principally by real estate, such as senior mortgage loans, subordinated mortgage loans, mezzanine loans, preferred equity, and commercial mortgage-backed securities, or CMBS, which we refer to as real estate loans. We are the general partner of RREEF Property Operating Partnership, LP (the “Operating Partnership”). The common partnership units of the Operating Partnership are referred to as “OP Units.” As the sole general partner of the Operating Partnership, we have exclusive control of the Operating Partnership’s day-to-day management. As of the date of this proxy statement, we own seven properties and a portfolio of real estate securities with a value of approximately $135,000.
The Company’s principal executive offices are located at 875 Third Avenue, 26th floor, New York, New York, 10022, and the telephone number is (212) 454-4500. See “Where You Can Find More Information” for more information about the Company.
The Plan of Liquidation
From late 2022 through 2025, conditions for capital raising for public, non-listed REITs became increasingly challenging in response to rising interest rates and other factors generally affecting the real estate industry. During this period, our capital raising slowed and we experienced a sharp increase in the volume of redemption requests from our stockholders, with such requests frequently exceeding the monthly and quarterly limits of our share redemption plan.
In October 2025, the Board met and determined that it would be advisable to learn more about the qualifications of investment banking firms with significant experience involving the real estate industry and in particular public, non-listed REITs and who would be well positioned to serve as a financial advisor to us if we were to choose to explore strategic alternatives. In January 2026, the Board met with JLLS and engaged JLLS to act as the Company’s financial advisor in connection with its review of strategic alternatives. From February 2026 to July 2026, JLLS explored various strategic options for the Company.
In August and September of 2026, the Board had several meetings to consider different strategic options for the Company, including liquidation. After several deliberations with JLLS, Alston & Bird, Venable and our Advisor, the Board approved the Plan of Liquidation on September 15, 2026. For more information regarding the Board’s meetings, considerations and process, see “The Plan of Liquidation—Background of the Plan of Liquidation.”
Marketing and Sale Process for the Company Assets
As of the date of this proxy statement, we have not commenced marketing and sale activities with respect to the Company Assets. If our stockholders do not approve the Liquidation Proposal, net proceeds from any future asset sales, after consideration of REIT distribution requirements, may be redeployed into new investments.

Overview of the Plan of Liquidation
The Plan of Liquidation was approved by the Board on September 15, 2026 and is subject to stockholder approval. The Plan of Liquidation is attached to this proxy statement as Appendix A.
Overview
The Plan of Liquidation provides for the Company’s complete liquidation and dissolution in accordance with Section 331 of the Code. Pursuant to the Plan of Liquidation and in accordance with the applicable provisions of law, among other authorizations:
•the Board has authorized the Company to sell, convey and transfer or otherwise dispose of any or all of the assets of the Company and its then-remaining subsidiaries in one or more transactions;
•the Board and the officers of the Company are authorized to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents as may in their judgment be necessary or desirable in order to wind-down expeditiously the business and affairs of the Company and complete the Plan of Liquidation;
•the Board and the officers of the Company are authorized to execute any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company and its then-remaining subsidiaries whether real or personal, tangible or intangible;
•the officers of the Company are authorized to take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in part, into cash or other form as may be distributable to the stockholders;
•the Company is authorized to engage in the wind-down of the Company’s business and affairs, discharging, paying or setting aside reserves for all the Company liabilities, including but not limited to contingent liabilities, and the liabilities of its subsidiaries, disposing of its assets, including but not limited to the assets of the Company’s subsidiaries, and distributing the Company’s remaining assets available for distribution to the stockholders, as determined by the Board in its discretion, all in accordance with our Charter, our Bylaws and the Plan of Liquidation, if the Board so determines, and make protective acquisitions or advances with respect to the Company’s assets;
•the Company is authorized to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses;
•the Company is authorized to pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or contractual claims known to the Company, and in connection with any pending action, suit or proceeding to which any of the Company or its subsidiaries is a party;
•the officers of the Company are authorized to (i) take such actions as may be necessary in order for the Plan of Liquidation and the transactions effected pursuant thereto to qualify as a plan of complete liquidation in accordance with Section 331 of the Code, and (ii) cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interests of the Company and its stockholders; and
•if the Board determines it necessary, advisable or appropriate, it may cause the Company to make a final distribution to stockholders as a distribution in kind of beneficial interest in a liquidating trust.

Implementation of the Plan of Liquidation
Stockholder approval of the Liquidation Proposal gives to the Board the power to authorize the Company to sell, convey and transfer or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself and/or in its capacity as an equity holder, general partner or manager of any direct or indirect subsidiaries or affiliates, authorize any subsidiaries or affiliates to sell, convey, transfer and deliver or otherwise dispose of any or all assets of any subsidiaries or affiliates in one or more transactions, in each case without further approval of the stockholders. The prices at which we may be able to sell those assets will depend on factors that in many cases will be beyond our control and may not be as high as the prices that could be obtained if we were not in liquidation. Stockholder approval of the Liquidation Proposal will constitute approval of all sales or other dispositions of all or substantially all of our assets implemented pursuant to the Plan of Liquidation. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or other dispositions of assets approved by the Board.
See “The Plan of Liquidation—U.S. Federal Income Tax Considerations” for additional information on the U.S. federal income tax considerations related to the Plan of Liquidation.
Calculation of Total Estimated Liquidating Distributions Range
The range of Total Estimated Liquidating Distributions has been estimated by the Company, in consultation with the Company’s financial advisor, to be between $10.10 and $12.50 per share. The distributions for each class of Common Shares will be based on each class of Common Shares’ NAV per share in accordance with the Company’s Charter. This estimate is as of September 15, 2026, and is based upon a number of factors, including, among others, (i) the range of estimated proceeds to be received by the Company from the sale of the Company Assets, (ii) the estimated amount of indebtedness of the Company to be repaid, including any estimated prepayment penalties that we may incur for early payment thereof, (iii) estimated transaction costs associated with future sales of the Company Assets, and (iv) the estimated number of Common Shares outstanding. Although we have provided an estimated range for the Total Estimated Liquidating Distributions and intend to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors and we cannot determine at this time when, or whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. See “Risk Factors” and “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation.”
Termination of the Registration of Common Shares
Our Common Shares are currently registered under the Exchange Act. Immediately prior to the transfer to a liquidating trust or at such other time as the Board deems appropriate, the Board and the officers of the Company are authorized under the Plan of Liquidation to file a Form 15 (or take other appropriate action) to deregister the Common Shares under the Exchange Act.
Cancellation of Common Shares
Subject to the need for a liquidating trust and the terms of our Charter and Bylaws, the distributions contemplated by the Plan of Liquidation will be in complete liquidation of the Company and, following our dissolution, all of our outstanding Common Shares will be canceled. In connection with the proposed Plan of Liquidation, the Operating Partnership will also be liquidated and, following the dissolution of the Operating Partnership, all of the OP Units will be canceled.
Termination of Existence of the Company
The Plan of Liquidation authorizes the Board and our officers, when appropriate, to file with the Maryland State Department of Assessments and Taxation in accordance with the MGCL, and elsewhere as may be required or deemed appropriate, Articles of Dissolution, and to take any other appropriate and necessary action to terminate the existence of and voluntarily dissolve the Company under Maryland law. Upon the complete distribution of all assets of the Company to the stockholders and the termination of the Company’s existence by voluntary dissolution, all Common Shares will be automatically canceled and no longer deemed outstanding and all rights of the holders thereof as stockholders of the Company will cease and terminate. Stockholder approval of the Liquidation Proposal will constitute approval of the dissolution of the Company pursuant to the Plan of Liquidation. We will not be required to obtain any further stockholder approval with respect to the dissolution of the Company.
Abandonment or Modification of Plan of Liquidation
Until the filing of the Articles of Dissolution with the Maryland State Department of Assessments and Taxation, the Board may modify, amend or terminate the Plan of Liquidation (and authorize us to seek to dispose of all our assets through a merger, business combination or similar transaction) without approval by the stockholders (other than any stockholder approval required for any merger, business combination or similar transaction that it may authorize us to seek) if it determines that such action would be advisable and in the best interests of the Company. The Company has no present plans or intentions to modify, amend or abandon the Plan of Liquidation.
Accounting Treatment of Liquidation
We expect that stockholder approval of the Plan of Liquidation would be a significant factor in determining whether liquidation is imminent under generally accepted accounting principles (“GAAP”). If liquidation is determined to be imminent, we would change our basis of accounting from the going-concern basis to the liquidation basis. In order for our financial statements to be in accordance with GAAP under the liquidation basis of accounting, generally all of our assets must be measured at the estimated amount of consideration we expect to collect, and all of our liabilities must be measured at the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. Amounts reported in the financial statements will reflect management’s estimates, based on then-present facts and circumstances, of the amounts expected to be collected from the disposition of our assets and the costs expected to be incurred in carrying out the Plan of Liquidation based upon management’s assumptions.
The valuation of assets and liabilities will require estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Liquidation. The amounts ultimately realized upon the sale or other disposition of our assets and the settlement amounts for liabilities will likely differ from estimates recorded in our financial statements.
Risk Factors
Before voting at the Special Meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement and especially consider the specific factors under the section entitled “Risk Factors.”
The Special Meeting
The Special Meeting will be held on January 20, 2027, at 8:00 a.m., Pacific Time. The Special Meeting will be held at 101 California Street, 26th floor, San Francisco, California, 94111.
At the Special Meeting, you will be asked to consider and vote on the following:
1.the Liquidation Proposal; and
2.the Adjournment Proposal.
Record Date, Notice and Quorum
Only holders of Voting Common Shares at the close of business on October 27, 2026, which is the Record Date for the Special Meeting, are entitled to receive notice of and vote at the Special Meeting or any adjournments or postponements of the Special Meeting. You are entitled to one vote on each proposal presented at the Special Meeting for each Voting Common Share that you owned on the Record Date. On the Record Date, there were 13,619,115 Voting Common Shares outstanding.
A majority of our Voting Common Shares outstanding at the Record Date must be present in person or represented by proxy to hold the Special Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, or by completing and submitting a proxy by mail or that are represented at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.
Required Vote
Approval of the Liquidation Proposal requires the affirmative vote of a majority of the holders of Voting Common Shares entitled to vote on the matter.
Any Voting Common Shares not voted (whether by abstentions, failure to vote or otherwise) will have the same effect as a vote “AGAINST” approval of the Liquidation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and failure to vote will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum.
Special Meeting Attendance
You are entitled to attend the Special Meeting only if you were a stockholder of the Company or joint holder as of the Record Date or if you hold a valid proxy for the Special Meeting. If you are not a stockholder of record but hold shares in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
Authorizing a Proxy and Voting
If you are a “registered stockholder” (also known as a “stockholder of record”) and hold your Voting Common Shares in your own name as a holder of record with our transfer agent, SS&C, you may instruct the proxy holders named in the proxy card how to vote your Voting Common Shares by internet, by telephone or by mail. You always may choose to attend the Special Meeting and vote your shares in person during the meeting. If you do attend the Special Meeting and have already submitted a proxy, you may revoke your proxy and vote in person. If your Voting Common Shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your Voting Common Shares voted. These materials from your broker, bank or other nominee will include a voting instruction form or other document by which you can instruct your broker, bank or other nominee how to vote your Voting Common Shares.
Brokers, banks, and other nominees who hold shares in “street name” for customers do not have the authority to vote shares on behalf of beneficial owners with respect to non-routine matters, if they have not received instructions from the beneficial owners of those shares. As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks, and other nominees will not vote those shares, which will have the effect of a vote “AGAINST” the Liquidation Proposal, but have no effect on the Adjournment Proposal. Additionally, because none of the proposals to be considered at the Special Meeting is a proposal on which a broker, bank, or other nominee may exercise discretionary voting authority, those shares will not be considered “present” for purposes of establishing a quorum.

Revocation of Proxies and Voting Instructions
You may change your vote by revoking your proxy or voting instructions at any time prior to the Special Meeting. If you are a registered stockholder, you may revoke your proxy by (1) submitting a duly executed proxy card bearing a date later than the previous proxy date to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027, (2) voting in person during the Special Meeting or (3) delivering a signed notice of revocation of the proxy card to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027. If your Voting Common Shares are held by a broker, bank or other nominee holding Voting Common Shares on your behalf, you must contact that institution to revoke previously submitted voting instructions by following the instructions provided by such institution. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy or previously submitted voting instructions.
Board Recommendation and Reasons for the Plan of Liquidation
In evaluating the Plan of Liquidation, the Board consulted with the Company’s management and its outside legal and financial advisor and unanimously declared advisable and approved the Plan of Liquidation. The Board unanimously recommends that you vote “FOR” approval of the Liquidation Proposal and “FOR” approval of the Adjournment Proposal. The factors considered by the Board in reaching the decision to approve the Plan of Liquidation can be found in the section entitled “The Plan of Liquidation —Board Recommendation and Reasons for the Plan of Liquidation.”
Regulatory Matters
Other than filings with the SEC or under Maryland law, including any filing requirements with respect to the liquidation, dissolution and termination of the Company’s existence, the Company is not aware of any material regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation.
Opinion of Jones Lang LaSalle Securities, LLC

At a meeting of the Board held on September 15, 2026, JLLS, the Company’s financial advisor, delivered its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the written opinion, the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation is reasonable from a financial point of view.
The full text of the written opinion of JLLS, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion of JLLS, is attached as Appendix B to this proxy statement and is incorporated herein by reference. We encourage you to read JLLS’s opinion carefully and in its entirety. JLLS’s opinion is limited solely to the reasonableness of the Company’s range of Total Estimated Liquidating Distributions per share to be made in connection with the Plan of Liquidation and does not address any other aspect of the liquidation of the Company pursuant to the Plan of Liquidation or the Company’s underlying business decision to effect the Plan of Liquidation or the relative merits of the Plan of Liquidation as compared to any alternative business strategies or transactions that might be available with respect to the Company. Neither JLLS’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to any of the Company stockholders as to how such stockholders should vote or act with respect to any matters relating to the Plan of Liquidation or otherwise.
U.S. Federal Income Tax Considerations
You are urged to read the discussion in the section entitled “The Plan of Liquidation—U.S. Federal Income Tax Considerations” and to consult your tax advisor as to the U.S. federal income tax considerations relevant to the Plan of Liquidation and the actions and transactions effected pursuant thereto, as well as the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws.

RISK FACTORS
The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find More Information”), should be carefully considered by each stockholder before deciding whether to vote to approve the proposals as described in this proxy statement. The risks described below could, among other things, result in: a decrease in the proceeds ultimately distributed in connection with the Plan of Liquidation; delays in the timing of the Total Estimated Liquidating Distributions; delays in our process to wind-down our business and affairs; ongoing public company compliance costs; reduced operating revenue, cash flows and net working capital; and impacts on the anticipated values of Company assets and costs to maintain our REIT status. In addition, you should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. Additional risks that are not presently known to us, or that we believe are not material, may also prove to be important to you.
Risks Related to the Plan of Liquidation

The announcement and pendency of the proposed Plan of Liquidation present certain risks to our ongoing business and operations.
The Company is aiming to complete the sales of the Company Assets within 24 months after stockholder approval of the Liquidation Proposal. Because the sales of the Company Assets are subject to, among other things, completion of the marketing and sale process, negotiation of sale terms and completion of sales, the exact timing of completing the Plan of Liquidation cannot be determined at this time.
Prior to the completion of the sales of all the Company Assets, as well as the wind-down of the Company’s business and affairs, and termination of the Company’s existence in accordance with the Plan of Liquidation, the Plan of Liquidation presents certain risks to our business and operations, which could materially and adversely affect our business and financial results, including, among other things, that:
•we may have difficulty completing, or fail to complete, the sale of the Company Assets;
•we expect to incur substantial expenses related to the Plan of Liquidation, whether or not the Plan of Liquidation is approved by our stockholders; and
•our business and operations could be adversely affected, including by diverting significant focus of management and other resources by impacting our Advisor’s ability to retain its key personnel and our relationships with tenants, vendors and other third parties, and as a result of limitations on our conduct under purchase agreements during the pendency of sales under such agreements.
Additionally, prior to completing the sales of all of the Company Assets, we will remain subject to all of the risks of operating our properties, including those described in the “Risk Factors” sections included in our annual and quarterly reports filed with the SEC, the risk that the cash flow generated from our operations prior to completing the wind-down of our business and affairs and termination of our existence may be lower than we anticipate, and the risks and the costs associated with remaining a public company. In addition, such risks may result in our incurring additional obligations and liabilities which may be retained by us following the sales of the Company Assets and, in such event, could reduce the amounts ultimately available for distribution to our stockholders.
We cannot determine at this time the specific amount or exact timing of distributions to our stockholders in connection with our liquidation and dissolution because there are many factors, some of which are not within our control, that could affect the amount or timing of any such distributions.
Although we have provided an estimated range for Total Estimated Liquidating Distributions of between $10.10 and $12.50 per share and intend to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors and there can be no assurances regarding the amounts of any stockholder distributions or the timing thereof. We may not be able to make any distributions, even if we sell all the Company Assets. As further described under “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation—Calculation of Total Estimated Liquidating Distributions Range,” our estimated range of Total Estimated Liquidating Distributions was estimated as of September 15, 2026, and does not take into account changes in economic conditions that have occurred since that time or may occur in the future and was derived, in part, from the estimated range of gross asset sales for the properties, less estimates for transaction costs, service costs and debt repayment amounts, debt prepayment penalties, general and administrative costs, capital expenditure requirements and REIT compliance costs, adjusted for the impact of estimated cash flow resulting from our operations prior to completing the sale of all of our properties. These estimates may overstate the proceeds from asset sales or understate the actual expenses, which means actual distributions may be less than the estimated range. See “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation—Uncertainties Relating to the Total Estimated Liquidating Distributions.”
Other uncertainties that could cause the aggregate amount of liquidating distributions to be less than our estimate, or the timing of distributions to be delayed, in addition to other risks described elsewhere in this section, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequently filed Quarterly Reports on Form 10-Q, include the following:
•the costs and expenses of the Plan of Liquidation may be higher than our estimates;
•the amount of cash flow resulting from our operations prior to completing the wind-down of our business and affairs and termination of the Company’s existence pursuant to the Plan of Liquidation may be lower than we anticipate;
•costs and expenses of continuing to operate the Company (including as a public company), particularly if the liquidation takes longer than expected, may be higher than estimated;
•unanticipated or emergency capital expenditures may result in the need to incur additional debt financing or other costs and expenses that are not included in our estimates and which we cannot reasonably estimate at this time;
•unknown or additional costs or liabilities that arise in the future, including future litigation, which we cannot reasonably estimate at this time, could delay completion of our liquidation and cause us to incur additional costs and expenses;
•costs incurred to maintain our REIT status may be higher than estimated;
•the number of issued and outstanding shares could change from the estimated number we used to calculate the estimated range of Total Estimated Liquidating Distributions; and
•the reserve amounts we require to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses may be higher than the amounts estimated at the time we calculated the range of Total Estimated Liquidating Distributions.
Any of these uncertainties could impact the amount and timing of the Total Estimated Liquidating Distributions.
Additionally, there can be no assurances regarding the amount of your potential total return from receiving such distributions.

There can be no assurance that the sale of all of our assets as contemplated in the Plan of Liquidation will result in greater returns to you on your investment, within a reasonable period of time, than you would receive through other alternatives reasonably available to us.
If our stockholders approve the Plan of Liquidation, we will generally be focused on winding-down our operations, subject to the Board’s determination to amend or terminate the Plan of Liquidation if it determines that doing so is in the best interest of stockholders. This, among other factors, may adversely affect the value that a potential acquirer might place on the Company as a whole, or on any remaining assets of the Company. Once our assets are sold, you will no longer participate in any future earnings or growth of such assets or benefit from any increases in the value of such assets. It is possible that continuing with the status quo or pursuing one or more other strategic alternatives could result in greater returns on your investment over time. If we implement the Plan of Liquidation, we will be foregoing those alternative opportunities.
Approval of the Liquidation Proposal, and the actions and transactions effected pursuant thereto, may lead to stockholder litigation which could result in substantial costs and distract management.
Historically, extraordinary corporate actions such as the proposed Plan of Liquidation, and the actions and transactions effected pursuant thereto, sometimes lead to securities and other class action lawsuits being filed against the company taking such actions, which can delay or prevent altogether the completion of such actions. We may become involved in this type of litigation as a result of the stockholder vote on the Liquidation Proposal. As of the date of this proxy statement, no such lawsuits related to the Plan of Liquidation, and the actions and transactions effected pursuant thereto, were pending. However, if such a lawsuit is filed against us, the litigation costs may be significant, and, even if we ultimately prevail, the process will divert our attention from implementing the wind-down of our business and affairs and termination of the Company’s existence. If we were not to prevail in such a lawsuit, we cannot predict the amount of any damages for which we may be obligated and if any plaintiffs are successful in obtaining an injunction, it may prohibit us from conducting the wind-down and termination of the Company’s existence under the Plan of Liquidation. If applicable, any such damages may be significant, may have a material adverse effect on our financial condition and may reduce, eliminate or delay the amounts available for distribution to our stockholders.
The sales of our assets pursuant to the Plan of Liquidation will not be subject to further stockholder approval.
If our stockholders approve the Liquidation Proposal, the Board will have the authority to cause us to sell any and all of the Company’s assets on such terms and to such parties as the Board determines appropriate and in the best interest of our stockholders, even if such terms are less favorable than those assumed for the purpose of calculating the Total Estimated Liquidating Distributions. Notably, unless a stockholder vote is otherwise required under Maryland law, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.
Even if our stockholders approve the Liquidation Proposal, the Plan of Liquidation may not be completed.
If our stockholders approve the Liquidation Proposal, we will be authorized to engage in the wind-down of our business and affairs, discharging, paying or setting aside reserves for our liabilities, including contingent liabilities, disposing of our assets and distributing our remaining assets available for distribution to our stockholders (as determined by the Board in its discretion), establishing one or more reserve funds to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. We have not yet commenced marketing and sale activities with respect to any of the Company Assets. While the Plan of Liquidation authorizes the sale of our remaining assets, we cannot predict whether we will be able to do so within 24 months following stockholder approval of the Liquidation Proposal, or at all, or at prices or on terms and conditions consistent with our assumptions used in calculating the Total Estimated Liquidating Distributions or otherwise acceptable to us.
In addition, notwithstanding approval of the Liquidation Proposal by our stockholders, the Board may amend or terminate the Plan of Liquidation without stockholder approval at the Board’s discretion, at any time prior to the filing of Articles of Dissolution with the Maryland State Department of Assessments and Taxation, if it determines that doing so is in the best interest of the Company and our stockholders. Thus, the Board could decide to conduct our liquidation and termination of the Company’s existence differently than as currently planned, or not at all. If the Board amends, modifies or terminates the Plan of Liquidation, it may impact the timing and amount of the Total Estimated Liquidating Distributions.
Defaults under future sale agreements may delay or reduce liquidating distributions.
The closing of the transactions contemplated by the Plan of Liquidation will be subject to our entering into and consummating future sale agreements. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we may not be able to enter into a new agreement on a timely basis or on terms that are as favorable as the original sale agreement. Any delay in the completion of asset sales could delay our payment of liquidating distributions to our stockholders. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for the asset. These additional costs are not included in our range of Total Estimated Liquidating Distributions. Such defaults and the resulting additional costs may reduce the Total Estimated Liquidating Distributions to our stockholders.
Additional liabilities and obligations could arise during the liquidation process.
Following the sales of the Company Assets, we will retain liabilities that must be satisfied prior to any final distribution to our stockholders, and some of those liabilities are uncertain or unknown at this time. Significant time could be required to resolve some of these liabilities, including as a result of factors beyond our control, which could impact both the timing and the amount of any final distribution to our stockholders. Also, some liabilities may involve third-party disputes. If we have underestimated our existing obligations and liabilities, such as future litigation, or if unanticipated or contingent liabilities arise, the amount of distributions to our stockholders could be less than the amounts we have estimated or the timing could be delayed. For the foregoing reasons, among others, there can be no assurance as to the timing and amount of any final distributions to our stockholders, even if the Plan of Liquidation is approved.
If we are unable to find buyers for the Company Assets on a timely basis or at our expected sales prices, our liquidating distributions may be delayed or reduced.
As of the date of this proxy statement, none of the Company Assets are subject to a binding sale agreement. In estimating the range of Total Estimated Liquidating Distributions, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of gross real estate sales prices. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, we may decide to sell groups of properties together, at a price that could be lower than the aggregate price we could get over a longer period of time if we sold each asset separately, in order to complete sales more quickly and reduce the risk of a lengthy liquidation process, or we could be required to lower our asking prices below the low end of our current estimate of one or more assets’ market value in order to find buyers in a timely manner. Additionally, our public announcement of our intent to liquidate the Company may adversely affect the terms and conditions upon which we are able to sell the Company Assets.
Furthermore, investments in real properties are relatively illiquid and real estate sales prices are regularly changing and fluctuate with changes in general economic or local conditions, changes in interest rates or availability of mortgage funds that may render the sale of a property difficult or unattractive, supply and demand dynamics for similar or competing properties in an area, changes in tax, real estate, environmental and zoning laws and regulations, occupancy percentages, lease rates, competition, the availability of suitable buyers, operating performance and the perceived quality and dependability of income flows from tenancies, potential major repairs or other contingent liabilities associated with the assets and a number of other factors, both local and national. If we are not able to find buyers for these assets in a timely manner, or at all, or incur expenses for a longer period than anticipated, or if we have overestimated the sales prices we will receive, our liquidating distributions to our stockholders could be delayed or reduced accordingly.

Our ability to implement the Plan of Liquidation depends upon the participation of our Advisor’s key personnel and there is no assurance such key personnel will remain in place.
Our ability to implement the Plan of Liquidation will depend to a significant degree upon the contributions of our Advisor’s key personnel to continue to maintain corporate operations while we complete the sales of the Company Assets and wind-down of our business and affairs, including the management of asset sales, maintaining financing arrangements and accounting services, and preparing and filing all reports required to be filed with the SEC, the IRS and other regulatory agencies, and maintaining our REIT status (to the extent applicable). We expect our Advisor to continue, as appropriate, to retain an appropriate level of personnel with the necessary skill set, including those executive officers and other key personnel necessary for the continued operation of the Company Assets and completion of the wind-down activities. There can be no assurance that we will be able to retain or replace our Advisor’s key personnel needed to successfully maintain operations while we implement the Plan of Liquidation. The loss of, or inability to retain or replace, such key personnel could adversely impact our business and our ability to successfully implement the Plan of Liquidation and could result in delays.
If the Liquidation Proposal is approved by our stockholders, we do not intend to declare or pay future regular monthly distributions.
If the Liquidation Proposal is approved by our stockholders, we do not expect to pay regular monthly distributions and, instead, only make liquidating distributions in the future, if available, and in the discretion of the Board.
 We may require additional capital or financing to complete the wind-down of the Company’s business and affairs, dissolution and termination of the Company’s existence under the Plan of Liquidation, which may reduce the amount available for distribution to stockholders.
There is no assurance that the funds from operations of the Company Assets, until they are sold, will be sufficient for all required purposes. If such funds are insufficient, we may require additional capital to fund our other capital needs, including funds that will be needed to implement the Plan of Liquidation effectively. For example, we may be required to invest capital to correct defects or to make improvements to maximize the value of a property. We cannot assure you that we will have funds available to correct these defects or to make these improvements or be able to raise such additional capital, if needed. In addition, the ability to make liquidating distributions will be subject to ongoing compliance with the covenants and other terms of our outstanding indebtedness which could impact our ability to make, or the timing of, distributions. Reductions in the amounts that we receive when we sell our assets, or our failure to comply with the covenants in our outstanding indebtedness, our failure to meet our capital needs with our currently available indebtedness sources, or other financing that is on favorable terms, could reduce, eliminate or delay the liquidating distributions we make to our stockholders, or otherwise adversely affect our financial condition.
Stockholders may be liable to our creditors, up to the amounts received from us pursuant to the Plan of Liquidation, if our reserve fund or the assets transferred to a liquidating trust are inadequate.
If our stockholders approve the Liquidation Proposal, we intend to dispose of our assets, discharge, pay or set aside reserves for our liabilities, including contingent liabilities, and distribute to our stockholders any remaining assets pursuant to the Plan of Liquidation as soon as practicable. In the event that it should not be feasible, in the opinion of the Board, for us to pay, or adequately provide for, all of our debts and liabilities, or if the Board shall determine it is advisable, the Board may establish a liquidating trust to which we could distribute in kind our unsold assets.
Any reserve fund or assets transferred to a liquidating trust established by us may not be adequate to cover any contingent expenses and liabilities. Under Maryland law, if we make distributions and fail to maintain an adequate reserve fund or fail to transfer adequate assets in a liquidating trust for payment of our contingent expenses and liabilities, each stockholder could be held liable for payment to our creditors of such amounts owed to creditors which we fail to pay. The liability of any stockholder would be limited to the amount of such liquidating distributions previously received by such stockholder from us or the liquidating trust. Accordingly, in such event, a stockholder could be required to return part or all such distributions received from us or the liquidating trust. If a stockholder has paid taxes on liquidating distributions previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. If we decide to establish a reserve fund or transfer assets to a liquidating trust to provide for any unknown or outstanding liabilities and expenses, it may delay distributions our stockholders would otherwise receive.
During the course of the liquidation process, we will change our basis of accounting, which could require us to write down our assets.
For as long as appropriate, we intend to continue to use the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets that are classified as held for sale should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all available information, we cannot recover those carrying amounts, an impairment loss will be recognized to the extent the carrying amounts exceed their estimated fair values.
During the course of the liquidation process, if liquidation becomes imminent under GAAP, we will be required to change our basis of accounting from the going-concern basis to the liquidation basis. In order for our financial statements to be in accordance with GAAP under the liquidation basis of accounting, generally all of our assets must be measured at the estimated amount of consideration we expect to collect and all of our liabilities must be measured at the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. There is a risk that the liquidation basis of accounting may result in write-downs of certain of our assets to values substantially less than their carrying amounts and may require that certain of our liabilities be increased or recorded to reflect the anticipated effects of the liquidation, including estimated costs expected to be incurred during the liquidation period.
We will likely continue to incur the expenses of complying with public company reporting requirements during the wind-down process.
Through our wind-down and liquidation, if any, we intend to, and may be required to, continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. To the extent such compliance is required, in order to curtail expenses, we may seek relief from the SEC from certain of the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file annual reports on Form 10-K and current reports on Form 8-K to disclose material events relating to our liquidation, along with any other reports that might be required by the SEC. Although the financial statements contained in such reports will be prepared in accordance with GAAP and will be reviewed by our independent registered public accounting firm, it is not contemplated that the financial statements will be audited by independent registered public accountants.
Risks Related to Taxes and our Status as a REIT

We may fail to continue to qualify as a REIT, which would reduce the amount of any potential distributions.
The range of Total Estimated Liquidating Distributions set forth in this proxy statement assumes that the Company will continue to qualify as a REIT under the Code during the entire liquidation process and, therefore, no provision has been made for federal income taxes. So long as we qualify as a REIT and distribute all of our REIT taxable income each year, we generally will not be subject to federal income tax. While the Board does not presently intend to terminate our REIT status prior to the final liquidating distribution of our assets and our termination by voluntary dissolution, pursuant to the Plan of Liquidation, the Board may take actions that would result in such a loss of REIT status, and there can be no assurance that we will be able to maintain our REIT qualification until our final liquidating distribution.

To qualify as a REIT, we must satisfy various ongoing requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our stockholders. We may encounter difficulties satisfying these requirements as part of the liquidation process. If we lose our REIT status and certain relief provisions do not apply, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates, including with respect to our income from operations and from liquidating sales of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years. Distributions to our stockholders would not be deductible by us nor would they be required to be made, and we would be subject to increased state and local taxes. As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.
The sale of properties may cause us to incur excise or income taxes or fail to maintain our REIT status, each of which would significantly reduce the amount available for distribution to our stockholders.
The sale of one or more of our properties may be considered a prohibited transaction under the Code. Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that no property sold by us will be treated as inventory or as property held for sale to customers. Further, the sale of our properties in anticipation of or in connection with the Plan of Liquidation may not satisfy certain prohibited transaction safe-harbor provisions of the Code, depending on the circumstances in which such sales are completed. Accordingly, no assurance can be given that we can prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary (a “TRS”) or other taxable corporation, although such income will be subject to tax in the hands of the TRS or other taxable corporation at regular corporate income tax rates.
If, as anticipated, we sell a significant portion of our assets prior to our final liquidating distribution (including the distribution of interests in a liquidating trust), the composition of our portfolio will change, which could have a material impact on our ability to satisfy the various income, asset, distribution, and other requirements for qualification as a REIT.
As a result of any of the foregoing circumstances, the amount available for distribution to our stockholders could be significantly reduced.
Distributing interests in a liquidating trust may cause you to recognize gain prior to the receipt of cash.
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain, and (b) 90% of our net income (after U.S. federal income tax), if any, from foreclosure property, minus (ii) the sum of specified items of non-cash income. Our liquidating distributions generally will not qualify as deductible dividends for this purpose unless, among other things, we make such distributions within 24 months after the adoption of the Plan of Liquidation.
Conditions may arise which cause us not to be able to complete our liquidating distributions within such 24-month period or otherwise maintain our REIT status. The Board may at any time transfer our remaining assets and obligations to a liquidating trust if it determines that such a transaction is advisable. As a result, you would recognize gain to the extent that your share of the cash and the fair market value of any assets received or initially held by the liquidating trust, less any liabilities assumed by the liquidating trust, was greater than your adjusted tax basis in your Common Shares, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability. In the case of such a transaction, the Company may have withholding tax obligations with respect to foreign stockholders. In addition, it is possible that the fair market value of the assets received or initially held by the liquidating trust, as estimated for purposes of determining the extent of your gain at the time at which interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which gain was recognized, the deductibility of which may be limited under the Code. The distribution to stockholders of interests in a liquidating trust may also cause ongoing adverse tax consequences (particularly to tax-exempt and foreign stockholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust).
Because liquidating distributions may be made in multiple tax years, if we were to abandon the Plan of Liquidation in a tax year subsequent to one in which we already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may subject you to tax liability (which tax liability could be at ordinary income rates rather than capital gains rates) in the prior tax year that you would not otherwise have been subject to and we could lose our REIT status as of the beginning of such prior tax year.
Until we are dissolved, the Board may terminate the Plan of Liquidation without stockholder approval at the Board’s discretion to the extent permitted under applicable law and authorize us to seek to dispose of all our assets through a merger, business combination or similar transaction. If the Board were to terminate the Plan of Liquidation, liquidating distributions previously made to you could be recharacterized as distributions that are subject to tax under the provisions of the Code applicable to the stockholders of a REIT in the same manner as distributions on our Common Shares would be subject to tax absent approval of the Liquidation Proposal. Such liquidating distributions could also be recharacterized as a payment to you for the sale or exchange of your shares in partial redemption of them. Further, if such liquidating distributions made prior to the abandonment of the Plan of Liquidation were treated as distributions rather than a sale or exchange, whether you are taxed at ordinary rates or capital gains rates may depend on whether we had declared any portion of such distributions as capital gain dividends. Whether distribution or sale treatment would apply to you depends on your particular circumstances and various other factors, and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would at least be partially taxable to you, in which case you may have to file amended returns and pay any additional taxes to the extent any are due.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement, other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), or Section 21E of the Exchange Act. We intend all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guaranty of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan,” “potential,” “predict” or other similar words.

These forward-looking statements are based on our judgment as of this date, which is subject to risks and uncertainties that could cause actual results to differ materially from our expectations, including, but not limited to: the possibility that our stockholders do not approve the Liquidation Proposal; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we own properties and competition for tenants in such markets; national and local economic conditions, including interest rates, the pace of job growth, inflation and the level of unemployment; the risk that cash flows from operations may be insufficient to meet our required debt payments; and the risk of our inability to maintain compliance with debt covenants. In addition, our current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Code and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution readers not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date this proxy statement is filed with the SEC. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this proxy statement. Additionally, except as otherwise required by federal securities laws, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The forward-looking statements should be read in light of the risk factors identified above.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held on January 20, 2027 at 8:00 a.m., Pacific Time. The Special Meeting will be held at 101 California Street, 26th floor, San Francisco, California, 94111.
Purpose

The purpose of the Special Meeting is for you to consider and vote on the following proposals:
•the Liquidation Proposal; and
•the Adjournment Proposal.
Our holders of Voting Common Shares must approve the Liquidation Proposal for the Plan of Liquidation to become effective. A copy of the Plan of Liquidation is attached as Appendix A to this proxy statement, which we encourage you to read carefully in its entirety. See “The Plan of Liquidation” for a summary of the provisions of the Plan of Liquidation.
Record Date, Notice and Quorum

Only holders of Voting Common Shares at the close of business on Record Date for the Special Meeting are entitled to receive notice of and vote at the Special Meeting or any adjournments or postponements of the Special Meeting. On the Record Date, there were 13,619,115 Voting Common Shares outstanding and 15,059,744 Common Shares outstanding.
A majority of our Voting Common Shares outstanding at the Record Date must be present in person or represented by proxy to hold the Special Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, or by completing and submitting a proxy by mail or that are represented at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.
Required Vote

Approval of the Liquidation Proposal requires the affirmative vote of a majority of the holders of Voting Common Shares entitled to vote on the matter.
Because the required vote for the Liquidation Proposal is based on the number of votes entitled to vote by the holders of our Voting Common Shares rather than on the number of votes cast, any Voting Common Shares not voted (whether by abstentions, failure to vote or otherwise) will have the same effect as voting “AGAINST” approval of the Liquidation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast, meaning the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. For this proposal, if you fail to vote your Voting Common Shares (whether by abstentions, failure to vote or otherwise) such failure will not have any effect on the outcome of this proposal, assuming a quorum is present. Approval of the Adjournment Proposal is not a condition to the effectiveness of the Plan of Liquidation.
Each Voting Common Share that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the Special Meeting.

Special Meeting Attendance

You are entitled to attend the Special Meeting only if you held or jointly-held Voting Common Shares as of the Record Date or if you hold a valid proxy for the Special Meeting. If you are not a stockholder of record but hold shares in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.
Authorizing a Proxy and Voting

Voting by Proxy for Voting Common Shares Registered Directly in the Name of the Stockholder
Stockholders of record may cause their Voting Common Shares to be voted by proxy using one of the following methods:
•Vote by Internet. You may authorize a proxy to vote via the internet by following the instructions provided on your proxy card. The website for internet voting is printed on your proxy card. To authorize a proxy to vote your Voting Common Shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your proxy card received with your proxy statement. If you vote by internet, you do not need to return your proxy card.
•Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your proxy card. When you call, please have your proxy card in hand. You will be asked to enter your control number(s) to ensure the security of your vote. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your Voting Common Shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
•Vote by Mail. If you received printed materials and would like to authorize a proxy to vote your Voting Common Shares by mail, please mark, sign and date your proxy card and return it promptly to our transfer agent, SS&C, in the postage-paid envelope provided. Mailed votes must be received by 8:00 a.m. Pacific Time on January 20, 2027 in order to be counted.
The enclosed proxy card clearly indicates in bold face type that the solicitation is made on behalf of the Board and provides a specifically designated blank space to date the proxy. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” separately on the Liquidation Proposal and the Adjournment Proposal. Unless you specify otherwise, proxies that are properly executed and returned will be voted as recommended by the Board and, in the discretion of the named proxies, on any other business that may properly come before the Special Meeting.
Regardless of whether you plan to attend the Special Meeting, we request that you complete and return your proxy as promptly as possible.
Voting by Proxy for Voting Common Shares Held in “Street Name”
If your Voting Common Shares are held in a stock brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction form or other document for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers, banks, and other nominees who hold shares in “street name” for customers do not have the authority to vote shares on behalf of beneficial owners with respect to non-routine matters, if they have not received instructions from the beneficial owners of those shares. As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks, and other nominees will not vote those shares, which will have the effect of a vote “AGAINST” the Liquidation Proposal, but have no effect on the Adjournment Proposal. Additionally, because none of the proposals to be considered at the Special Meeting is a proposal on which a broker, bank, or other nominee may exercise discretionary voting authority, those shares will not be considered “present” for purposes of establishing a quorum.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction form or other document from your broker, please contact your broker promptly to obtain the voting instruction form or other document. Your vote is important to the success of the proposals being considered at the Special Meeting. The Company encourages all of its stockholders whose shares are held in “street name” to provide their brokers with instructions on how to vote.

Revocation of Proxies and Voting Instructions
You may change your vote by revoking your proxy or voting instructions at any time prior to the Special Meeting. If you are a registered stockholder, you may revoke your proxy by:
•submitting a duly executed proxy card bearing a date later than the previous proxy date to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027;
•voting in person during the Special Meeting; or
•delivering a signed notice of revocation of the proxy card to Georgeson by 8:00 a.m. Pacific Time on January 20, 2027.
If you own your shares in “street name,” you may revoke or change previously submitted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the Voting Common Shares.
Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy or previously submitted voting instructions.
If you have questions about how to vote or revoke your proxy, you should contact our proxy solicitor, Georgeson.
Adjournment and Postponement; Other Procedural Matters

If a quorum is not present in person or represented by proxy at the Special Meeting, the chairperson of the Special Meeting may adjourn or postpone the meeting from time to time to a date not more than 120 days after the original record date for the Special Meeting, without notice other than announcement at the Special Meeting. At the adjourned Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Special Meeting as originally noticed.
At any time prior to convening the Special Meeting, we may postpone the Special Meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date. If an adjournment or postponement results in the Special Meeting being held on a date more than 120 days after the original record date, the Board may fix a new record date and, if a new record date is fixed, we will provide notice of the Special Meeting as of the new record date in accordance with the MGCL.
Although it is not currently expected, if you are a holder of Voting Common Shares, you may be asked to approve one or more adjournments of the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to solicit additional proxies. The persons named as proxies on the proxy card will only have the authority to approve such adjournments as instructed by you or your proxy. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use. See “Proposal Two: Adjournment Proposal.”
Solicitation of Proxies

This solicitation of proxies is being made by the Company on behalf of its Board. The Company is responsible for and is making this solicitation and for the content of this proxy statement.
The Company will pay the cost of preparing and soliciting proxies for the Special Meeting. In addition to mailed proxy materials, our directors, officers and key personnel of our Advisor may also solicit proxies in person, by phone, by internet or by other means of communication. These persons will not be paid any additional compensation for soliciting proxies. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Voting Common Shares held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.
We have hired Georgeson to assist in soliciting proxies and will pay approximately $35,000 plus expenses for these services.
Assistance

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact our proxy solicitor, Georgeson, toll free at (855) 632-4374.

THE PLAN OF LIQUIDATION
The following is a summary of features of the Plan of Liquidation. This summary may not contain all of the information about the Plan of Liquidation that is important to you. We encourage you to carefully read this entire proxy statement, including the Plan of Liquidation and the other documents attached to this proxy statement and incorporated herein by reference, for a more complete understanding of the Plan of Liquidation.

Background of the Plan of Liquidation
The Company was formed on February 7, 2012 as a Maryland corporation and has elected to qualify as a REIT for federal income tax purposes. We are externally managed by our Advisor, RREEF America L.L.C., which has been actively managing commercial real estate portfolios since 1975 with $30.1 billion in real estate assets under management as of March 31, 2026. The Company invests in a diversified portfolio of high-quality, income-producing commercial real estate properties, common and preferred stock of publicly traded REITs and other real estate companies, and debt backed principally by real estate. As of the date of this proxy statement, we owned seven properties comprising 1,377,387 rentable square feet, diversified across geography and sector.
The Board has periodically and in the ordinary course of business reviewed the Company’s long-term strategies, capital raising opportunities and liquidity with the Advisor, Alston & Bird, and other professional advisors. The Board has considered, from time to time, various potential strategic alternatives to the Company’s existing business strategy, including potential strategic acquisitions, dispositions, business combination transactions and joint ventures, and the sale or liquidation of the Company. The Board evaluated these alternatives in light of the operating performance of the Company’s assets, as well as the persistent challenges experienced by the Company in raising sufficient capital to achieve its investment objectives and have a broadly diversified portfolio.
From late 2022 through 2025, conditions for capital raising for public, non-listed REITs became increasingly challenging in response to rising interest rates and other factors generally affecting the real estate industry. During this period, the Company’s capital raising slowed and the Company experienced a sharp increase in the volume of redemption requests from its stockholders, with such requests frequently exceeding the monthly and quarterly limits of the Company’s share redemption plan.
On October 2, 2025, the Board met, with representatives from the Advisor and Alston present. Mr. Todd Henderson, the Company’s Chief Executive Officer and Chairman of the Board, provided an overview of the Company’s capital raising activity, redemptions of Common Shares and the associated impact on liquidity. As a result of the challenged capital raising and redemption environment, the Board determined that it would be advisable to learn more about the qualifications of investment banking firms with significant experience involving the real estate industry and in particular public, non-listed REITs and who would be well positioned to serve as a financial advisor to the Company if it were to choose to explore strategic alternatives.
During the remainder of October and November 2025, the Board met informally with representatives of several nationally-known investment banking firms with significant experience involving the real estate industry and public, non-listed REITs, including JLLS.
On December 8, 2025, the Board met, with representatives from the Advisor and Alston present. The Board and the Advisor further discussed recent capital raising activity, redemptions and the associated impact on liquidity. The Board also discussed the qualifications of several investment banks, including JLLS. Ms. Deborah McAneny, an independent director, disclosed to the Board that she is a member of the board of directors of JLLS’s parent company. After discussing several possible advisors, the Board, other than Ms. McAneny who recused herself from the vote, determined that JLLS would be best positioned to assist the Company and authorized management to negotiate a fee arrangement with and to retain JLLS.
On December 16, 2025, the Board met, with representatives from the Advisor and Alston present. Mr. Henderson provided an update of potential property dispositions by the Company, as well as the Company’s share redemption plan. Mr. Henderson also provided an update on the proposed engagement of JLLS by the Company.

On January 30, 2026, the Company entered into an engagement letter with JLLS to act as the Company’s financial advisor in connection with its review of strategic alternatives.
On February 5, 2026, the Board met, with representatives from the Advisor, Alston and JLLS present. Representatives of the Advisor presented an update on the share redemption history and liquidity of the Company. After discussion of a number of possible strategic actions potentially available to the Company, the Board instructed JLLS to contact potential counterparties regarding their interest in a transaction that would benefit the Company and its stockholders.
From February 2026 through July 2026, JLLS contacted 64 parties regarding a potential transaction with the Company. Of this group, 18 parties participated in an initial due diligence call with JLLS and six received due diligence materials in an online data room.
On February 25, 2026, the Board met, with representatives from the Advisor and Alston present, to discuss various operational matters relating to the Company, including recent share redemption activity and liquidity.
On May 13, 2026, the Board met, with representatives from the Advisor, Alston and JLLS present to discuss various operational matters relating to the Company, including recent share redemption activity and liquidity. Also at this meeting, the Board approved the Company moving forward with a fifth public offering, which would allow it to continue to offer Common Shares after August 2026 in a maximum aggregate offering price of $1.95 billion and approved a one-year renewal of the advisory agreement with the Advisor. In addition, Mr. Eric Russell, the Company’s Chief Financial Officer, provided an update regarding the Expense Support Agreement pursuant to which the Company is obligated to reimburse the Advisor for approximately $5.4 million of organization, offering and operating expenses previously paid by the Advisor. The Company is obligated to begin reimbursing the Advisor commencing with the first calendar month following the month in which the Company has reached $500 million in cumulative proceeds from its offerings to investors, although these monthly reimbursement payments terminate if the Company’s stockholders adopt a plan of liquidation. Mr. Russell noted that at the then-current rate of capital raising, the Company anticipated reaching $500 million in cumulative offering proceeds in June or July 2026. Representatives of JLLS also provided an update regarding the status of its outreach to potential counterparties.
On June 9, 2026, the Board met, with representatives from the Advisor, Alston and JLLS present. Representatives of JLLS provided an update on their activities on behalf of the Company.
On July 14, 2026, the Board met, with representatives from the Advisor, Alston and JLLS present. Representatives of JLLS reviewed a financial model with respect to the Company illustrating the effect of different operational and transactional scenarios, including the associated general and administrative expense level.
On July 30, 2026, the Board met, with representatives from the Advisor and Alston present. At this meeting, Mr. Henderson informed the Board that after giving effect to recent capital raising proceeds, the Company had raised cumulative proceeds exceeding $500 million since its inception. As a result, the Company was now obligated to begin making payments to the Advisor under the Expense Support Agreement of $250,595 per month for the first 12 months and $197,970 for the second 12 months. At the earlier request of the Board, the Advisor presented a proposal to amend the Expense Support Agreement to delay the commencement of expense support repayments, to remove the termination of expense support repayments upon the approval of a plan of liquidation by the Company’s stockholders and to make other amendments. After discussing, the Board determined not to amend the Expense Support Agreement at this time to, in part, retain flexibility in the event the Board decided to pursue a liquidation.
On August 12, 2026, the Board met, with representatives from the Advisor, Alston and JLLS present. Representatives of the Advisor led a discussion of various operational matters relating to the Company, including recent share redemption activity and liquidity. The Board also discussed with JLLS the results of the process undertaken by JLLS to identify alternatives to enhance stockholder value. Representatives of JLLS noted that none of the parties contacted by JLLS and who had conducted initial due diligence had indicated a desire to proceed with a transaction at a premium to the Company’s net asset value. Representatives of JLLS also noted that a merger with another real estate investment trust would present a number of business and legal risks. After discussion, the Board instructed the Advisor, along with the Company’s outside professionals, to explore further whether adoption of a plan of liquidation would be in the best interest of the Company’s stockholders. In connection therewith, the Board requested the Company to obtain brokers opinions of value on each of the Company’s properties.
On August 26, 2026, the Board met, with representatives from the Advisor, Alston, JLLS and Venable present. Representatives of the Advisor, Alston and Venable provided an overview of various operational and legal considerations related to the potential liquidation of the Company.
On September 8, 2026, the Board met, with representatives from the Advisor, Alston, Venable and JLLS present. Representatives of the Advisor led a discussion regarding several considerations associated with a potential liquidation of the Company, including timing, public filings, and the amount and timing of distributions to the Company’s stockholders. The Board also discussed various considerations relating to the process for selling the Company’s remaining assets and requested that JLLS analyze the reasonableness of a yet-to-be-determined estimated range of amounts to be distributed to the Company’s stockholders if the Company were to liquidate.
On September 11, 2026, the Board met, with representatives from the Advisor, Alston, Venable and JLLS present. Representatives of the Advisor led a discussion regarding several considerations associated with a potential liquidation of the Company. The Board, the Advisor and JLLS discussed several ranges of estimated liquidation proceeds and associated sensitives. The Board then requested that JLLS analyze the reasonableness of an estimated range of amounts to be distributed to the Company’s stockholders if the Company were to liquidate between $10.10 and $12.50 per share.
On September 15, 2026, the Board met, with representatives from the Advisor, Alston, Venable and JLLS present. A representative of Venable provided an overview of the duties of directors under Maryland law in connection with the adoption of a plan of liquidation. The Board and the other participants discussed presenting a plan of liquidation for stockholder approval as compared to other available strategic alternatives in light of the outreach conducted by JLLS. JLLS discussed several examples of REITs that had pursued a plan of liquidation, including the expected and realized value of each, and discussed its analysis of the Company’s liquidation value relative to the value of alternatives. The Board and the other participants discussed the estimated per share distributions (net of estimated transaction expenses and wind-down costs) that could be expected to result from a liquidation process. JLLS provided its oral opinion, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by JLLS as set forth in its written opinion, the Company’s estimated range of amounts to be distributed to the Company’s stockholders if the Company were to liquidate of between $10.10 and $12.50 per share was reasonable from a financial point of view. Following these presentations and discussions by the Board, the Board unanimously determined that, the targeted and orderly sales of the remaining assets of the Company in a series of transactions is most likely to deliver superior value for the Company’s stockholders as compared to the Company’s other strategic alternatives, including continuing to operate the business as an independent going concern, and declared advisable and approved the Plan of Liquidation, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company, on the terms and conditions set forth in the Plan of Sale and Liquidation, and unanimously recommended the approval by the Company’s stockholders of the Plan of Liquidation, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto.
Board Recommendation and Reasons for the Plan of Liquidation

The decision of the Board to seek your approval for the Liquidation Proposal followed a lengthy process throughout which the Board consulted with the Advisor, JLLS and outside legal advisors and carefully considered the risks, timing, viability and potential impact to our stockholders of alternatives potentially available to us. Based on such consideration and analysis, the Board unanimously deemed advisable, fair to and in the best interests of our stockholders, and approved, the Plan of Liquidation.

In declaring the Plan of Liquidation advisable, and in recommending that the Company’s stockholders vote to approve the Liquidation Proposal, the Board considered various factors that it viewed as supporting its decisions, including the following:
•The strategic alternatives review process conducted by our Board with the assistance of its financial and legal advisors did not produce an actionable offer for an infusion of capital from a third party, a distribution partner to assist with the Company’s capital raising activities, a merger with a third party or the acquisition by a third party of all of the Common Shares or assets of the Company on terms that the Board considered attractive relative, with comparable certainty, to the Total Estimated Liquidating Distributions that the Company expects to make.
•The Plan of Liquidation provides us with the ability to dispose of assets strategically over time, given that different assets may be more attractive to different investors and different markets will be at various points in the real estate cycle.
•That a merger with another REIT would introduce a number of business and legal risks, including those associated with changes in portfolio quality, composition and strategy as well as impacts to leverage, the distribution policy and the Company’s redemption process.
•The Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, its knowledge of the current and prospective environment in which the Company operates (including economic and market conditions) and its understanding of the challenges of continuing to operate the Company as a stand-alone entity, including the Company’s relatively small scale compared to other REITs and a lack of economies of scale related to the ongoing expenses of operating a public company.
•Industry-wide conditions for public, non-listed REITs and associated difficulties raising growth capital for such investment vehicles, which we also experienced.
•The Board’s perception of investor preferences for REITs focused on a single property sector rather than REITs like the Company that invest in properties across multiple property sectors.
•Our lack of economies of scale related to general and administrative expenses and offering expenses becomes more pronounced if we were to continue to operate the Company as we sell individual assets and distribute the proceeds to our stockholders.
•High levels of redemption requests from our stockholders that were regularly more than the monthly and quarterly limits of our share redemption plan, while elevated redemption activity for other public, non-listed REITs had largely subsided during 2026.
•Upon adoption of the Plan of Liquidation by the Company’s stockholders, the Company’s obligation to repay approximately $5.4 million of expenses previously advanced to our Advisor pursuant to the Expense Support Agreement will terminate, which will be reduced by each Expense Reimbursement Payment made by us to the Advisor prior to the approval by our stockholders of the Liquidation Proposal.
•The Plan of Liquidation does not preclude a corporate transaction or the sale of the entirety of the Company and allows the Company to sell individual assets in a method advantageous to the Company and its stockholders.
•Based on our management’s evaluation of certain data and information, in consultation with the Company’s financial advisor, and based on the other assumptions and estimates described below under “Overview of the Plan of Liquidation—Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation,” the Company currently anticipates making a range of

Total Estimated Liquidating Distributions of between $10.10 and $12.50 per share, and the Board believes this amount was fair and exceeded the value reasonably available from other strategic alternatives, including maintaining the status quo.
•The liquidity that the Plan of Liquidation will provide our stockholders, particularly in light of the fact that none of the classes of our Common Shares are listed on a national securities exchange and the significant restrictions associated with the Company’s share redemption program.
•There are potential U.S. federal income tax benefits of the Plan of Liquidation to our stockholders, including that distributions received by a U.S. Holder (as defined in “The Plan of Liquidation—U.S. Federal Income Tax Considerations”) pursuant to the Plan of Liquidation are intended to first be treated as a reduction in the U.S. Holder’s adjusted tax basis in such holder’s Common Shares, but not below zero, with any excess taxable as capital gain, rather than a portion of each distribution potentially being taxable at ordinary income rates if distributions were made in the ordinary course of business.
•Approval of the Liquidation Proposal would allow the Company to engage potential buyers and complete sales of our remaining assets through individual-asset, multiple-asset or portfolio sales without the need to subject any such future transaction to the delay and conditionality that would be associated with having to seek and obtain stockholder approval to complete future asset sales in certain circumstances.
•The Plan of Liquidation would be subject to stockholder approval, and our stockholders would be free to reject the wind-down of the Company’s business and affairs and termination of the Company’s existence by voting against the Liquidation Proposal for any reason.
• The Board considered the financial analyses presented by JLLS, as well as the oral opinion delivered at the meeting on September 15, 2026, and subsequently confirmed by delivery of a written opinion letter as of the same date, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and the limitations on the scope of review undertaken by JLLS, the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation is reasonable from a financial point of view. The full text of the opinion letter of JLLS, including assumptions, procedures, matters considered, and limitations, is attached as Appendix B to this proxy statement and is incorporated herein by reference. We encourage you to read JLLS’s opinion letter carefully and in its entirety. JLLS’s opinion is limited solely to the reasonableness from a financial point of view of the Company’s range of Total Estimated Liquidating Distributions per share and does not address any other aspect of the liquidation of the Company pursuant to the Plan of Liquidation, the Company’s underlying business decision to effect the Plan of Liquidation, or the relative merits of the Plan of Liquidation as compared to any alternative business strategies or transactions that might be available with respect to the Company. Neither JLLS’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement is intended to be, or constitutes, advice or a recommendation to any Company stockholder as to how such stockholder should vote or act with respect to any matters relating the Plan of Liquidation or any related matter.
•Current market conditions for sale transactions in the commercial real estate market.
•The terms and conditions of the Plan of Liquidation, which among other things, permit the Board to abandon or delay implementation of the dissolution prior to the filing of the Articles of Dissolution with the Maryland State Department of Assessments and Taxation if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of the Company and its stockholders.

The Board also considered a variety of risks and other potentially negative factors in considering the Plan of Liquidation, including the following:
•There are uncertainties as to the timing, nature and amount of any liquidating distributions to our stockholders, including the risk that there could be unanticipated delays in selling our assets and the amounts we would ultimately distribute to our stockholders pursuant to the Plan of Liquidation may be substantially less than the amounts we currently estimate, including if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate.
•The fact that the Plan of Liquidation may result in more than one liquidating distribution to our stockholders, whereas certain of the other strategic alternatives considered by the Board would provide liquidity to stockholders in one payment.
•The costs incurred by the Company in connection with implementing the Plan of Liquidation would be significant and may be greater than estimated.
•Future litigation or other contingent liabilities might prevent or delay the Company from making liquidating distributions in the amounts contemplated, or at all.
•There are challenges estimating the costs and expenses of the liquidation process, including unknown or future costs and expenses that we cannot reasonably estimate at this time, which could be higher than anticipated.
•Following stockholder approval of the Liquidation Proposal, the Company will focus on the orderly wind-down of the Company’s business and affairs and sales of our remaining assets and will no longer pursue its current business strategy, and stockholders will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold.
•The range of Total Estimated Liquidating Distributions was derived based on data and information evaluated by our Advisor and Board as of or prior to September 15, 2026, but does not take into account interest rate, market or other changes since that time.
•The risks of potential market disruptions that could impact the Company’s ability to complete the sales of our remaining assets, including other general risks outside the Company’s control, such as changes in general economic or local conditions, changes in interest rates or availability of mortgage funds, supply and demand dynamics, changes in tax, real estate, environmental and zoning laws, occupancy percentages, lease rates, competition, the availability of suitable buyers, operating performance and the perceived quality and dependability of income flows, and potential major repairs or other contingent liabilities associated with the assets.
•The possibility that continuing with the status quo or pursuing one or more other strategic alternatives could result in greater returns in a reasonable period of time than the Total Estimated Liquidating Distributions that would be paid to a stockholder under the Plan of Liquidation.
•It is possible the Company could become subject to the 100% excise tax on “prohibited transactions” if we are unable to avail ourselves of the safe harbor provided in the Code on the sales of our assets pursuant to the Plan of Liquidation or otherwise structure our property sales so that such tax would not be applicable.
•The Company intends, for tax purposes, to transfer our remaining unsold properties to a liquidating trust if we are unable to sell all of our remaining assets and distribute the net proceeds to our stockholders within 24 months (or sooner, in the discretion of the Company) of the Plan of

Liquidation being approved by stockholders, which may cause stockholders to recognize taxable gain at the time of such transfer, prior to the receipt of cash, and may have adverse tax consequences on tax-exempt and Non-U.S. Holders.
•Depending on the adjusted tax basis in their shares, U.S. Holders may recognize taxable gain in connection with the receipt of the Total Estimated Liquidating Distributions, and Non-U.S. Holders under certain circumstances may recognize taxable gain and may be subject to U.S. withholding taxes.
•If the Company establishes a liquidating trust, such trust will likely provide for a prohibition on the transfer of trust interests subject to certain limited exceptions.
•The ability to make liquidating distributions to our stockholders will be subject to ongoing compliance with the terms of our outstanding indebtedness and, as such, there can be no certainty as to the timing or amount of any such distributions.
•Risks related to diverting management focus and resources from operational matters while working to implement the Plan of Liquidation, and the potential loss of executive officers and other key personnel of the Advisor who provide services to the Company, which could adversely impact our day-to-day operations and ability to close sales of our assets and timely complete the liquidation and dissolution of the Company.
•The material costs associated with our business operations, including accounting, legal and other expenses in connection with required filings with the SEC and to support day-to-day operations during the winding-down process under the Plan of Liquidation.
•Pursuant to Maryland law and our Governing Documents, our stockholders are not entitled to appraisal or dissenters’ rights (or rights of an objecting stockholder) in connection with the Liquidation Proposal.
•The types and nature of the risks described under the section entitled “Risk Factors.”
In addition, the Board was aware of and considered the fact that our Advisor, directors and executive officers have interests in the Plan of Liquidation that are different from, or in addition to, our stockholders generally, including those interests that are a result of the Advisor’s fees and expense reimbursement arrangements with the Company. See “The Plan of Liquidation—Interests of Our Advisor and Certain Persons.”
This discussion of the foregoing information and factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Board in evaluating the Plan of Liquidation and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. The grouping of factors above is for convenience only. In addition, different members of the Board may have given different weight or merit to different factors. The Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of declaring advisable and approving the Plan of Liquidation.
The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
After careful consideration, and taking into account the factors set forth above, the Board unanimously recommends that you vote “FOR” approval of the Liquidation Proposal.

Opinion of Jones Lang LaSalle Securities, LLC

The Company retained JLLS to act as the Company’s financial advisor in connection with the evaluation of strategic alternatives. JLLS is an affiliate of Jones Lang LaSalle, Americas, Inc. that focuses on providing mergers and acquisitions advisory, equity placement and corporate finance services with core expertise and a depth of knowledge in the institutional real estate marketplace, and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. The Board selected JLLS to act as the Company’s financial advisor in connection with the Plan of Liquidation and the evaluation of potential strategic alternatives after considering JLLS’s qualifications, including its expertise in advising public companies in connection with the review of strategic alternatives, and the experience of the JLLS team.
 At a meeting of the Board held on September 15, 2026, JLLS delivered its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the written opinion, the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation is reasonable from a financial point of view.
The full text of JLLS’s written opinion letter to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of JLLS’s opinion letter is qualified in its entirety by reference to the full text of the opinion letter. JLLS delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation. JLLS’s opinion does not address any other aspect of the liquidation of the Company pursuant to the Plan of Liquidation or the Company’s underlying business decision to effect the Plan of Liquidation or the relative merits of Plan of Liquidation as compared to any alternative business strategies or transactions that might be available with respect to the Company. JLLS’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the Liquidation Proposal.
In connection with rendering its opinion, JLLS:

(i)reviewed documentation provided by management of the Company, including historical audited financial statements and certain internal financial statements and other operating data concerning the Company prepared by the Advisor;

(ii)analyzed certain financial forecasts prepared by the Advisor, which forecasts the Company has represented to JLLS are consistent with the best judgments of the Advisor as to the future financial performance of the Company and are the best currently available forecasts with respect to such future financial performance of the Company;

(iii)reviewed certain Securities and Exchange Commission filings of the Company that JLLS considered to be relevant;

(iv)reviewed Argus models and rent rolls of the Company’s properties;

(v)discussed the past and current operations, capitalization and financial condition and the prospects of the Company with employees of the Advisor;

(vi)reviewed proprietary internal and third-party research on the industrial, office, multifamily, student housing and retail real estate sectors;

(vii) reviewed the draft Plan of Liquidation and certain related documents;

(viii) performed financial analyses including a direct capitalization analysis and a discounted cash flow-based analysis and considered other factors as JLLS deemed appropriate;

(ix)reviewed the internal financial analyses and projections prepared by the Company in order to calculate the Total Estimated Liquidating Distributions per share, which estimate is based in part on the Company’s estimated range of the Company’s property values; and

(x)performed such other analyses, studies and investigations, and considered such other factors, as JLLS has deemed appropriate.
JLLS assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with JLLS (including information that is available from generally recognized public sources) for the purposes of its opinion. With respect to the financial projections provided to JLLS, with the Company’s consent, JLLS assumed that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby. JLLS assumes no responsibility for and expresses no view as to such forecasts or any other forward-looking information or the assumptions on which they are based, and JLLS has relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by JLLS incomplete or misleading. In rendering JLLS’s opinion, JLLS expresses no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. JLLS has not performed an independent appraisal of the assets and liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, including its real estate portfolio, nor has JLLS been furnished with any such appraisals, and with the Company’s consent, JLLS has relied upon and assumed the accuracy of information provided by the Company concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Company’s ownership interest in each of its properties and the economic terms of any interests held by other parties in such properties; (iv) the number of Common Shares outstanding; and (v) the balance sheet value determinations for non-real estate assets and liabilities of the Company and any liquidation expense and other adjustments to determine the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation. In particular, JLLS does not express any opinion as to the value of any asset or liability of the Company or any of its subsidiaries, whether at current market prices or in the future. JLLS has not assumed any obligation to conduct, nor has JLLS conducted, any physical inspections of the properties or facilities of the Company. In arriving at its opinion, JLLS has not taken into account any litigation that is pending or may be brought against the Company or any of its affiliates or representatives. JLLS has been advised by the Company that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its election to be taxed as a REIT and further has assumed, at the direction of the Company, that the Plan of Liquidation will not adversely affect such status or operations of the Company. In addition, JLLS has not evaluated the solvency of any party involved in the Company’s liquidation under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.
For purposes of rendering its opinion, JLLS assumed that there had not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Company or any of its subsidiaries, were made available to JLLS.
JLLS also assumed, with the Company’s consent, that the final Plan of Liquidation will not differ in any material respect from the draft Plan of Liquidation reviewed by it and that the Company’s liquidation will be consummated in accordance with the terms set forth in the Plan of Liquidation without modification, waiver or delay, except, in each case, as would not be material to JLLS’s analyses. In addition, JLLS assumed, with the Company’s consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the implementation of the Plan of Liquidation will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to JLLS’s analyses, have an adverse effect on the Company or its assets and liabilities. Furthermore, JLLS assumed, with the Company’s consent, that the Company will not incur any fees or costs associated with liabilities, reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation, and further, that the timing of the Plan of Liquidation will occur consistent with the Advisor’s best estimates for the Plan of Liquidation and as reflected in the calculations of the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation. In addition, JLLS is not a legal, accounting, regulatory or tax expert and with the Company’s consent, JLLS relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. JLLS’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JLLS as of, September 15, 2026. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, JLLS does not have any obligation to update, revise or reaffirm its opinion letter. The credit, financial and stock markets as well as industries in which the Company operate have experienced, and continue to experience, volatility and JLLS expresses no opinion or view as to any potential effects of such volatility on the Company or the transactions contemplated by the Plan of Liquidation.
JLLS’s opinion letter addresses only the reasonableness, from a financial point of view, of the Company’s range of Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation, and JLLS does not express any view as to the fairness or reasonableness of the transactions contemplated by the Plan of Liquidation to, or any consideration of, the holders of any other class of securities of the Company, creditors or other constituencies of the Company or its subsidiaries or any other term of the Plan of Liquidation or the other matters addressed by the Plan of Liquidation. JLLS has not been asked to, nor did it, offer any opinion as to any other term or aspect of the liquidation or the Plan of Liquidation or any other agreement or instrument contemplated by or entered into in connection with the Plan of Liquidation or the likely timeframe in which the transactions contemplated by the Plan of Liquidation will be consummated. Furthermore, JLLS expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, employees or other affiliates of any party, or any class of such persons, relative to the Company’s Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation or with respect to the fairness of any such compensation. JLLS does not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Plan of Liquidation, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which JLLS understands the Company has received such advice as they deem necessary from qualified professionals, and which advice JLLS has relied upon in rendering its opinion. JLLS expresses no view or opinion as to the financing of any transactions entered into while implementing the Plan of Liquidation or the terms or conditions upon which it is, or may be, obtained. JLLS’s opinion does not address the underlying business decision of the Company to approve or implement the Plan of Liquidation or the relative merits of the Plan of Liquidation as compared to any other strategic alternatives that may be available to the Company.
Summary of Financial Analysis

The following is a summary of the material financial analyses provided by JLLS to the Board in connection with the Plan of Liquidation. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, JLLS, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by JLLS.
JLLS compared the implied value ranges in the analysis detailed below to the Company’s range of Total Estimated Liquidation Distributions per share in connection with the Plan of Liquidation of $10.10 to $12.50 as follows:
Direct Capitalization Analysis
 Utilizing a range of capitalization rates determined based upon reviews of published surveys of buyers of similar properties and by a review of comparable sale transactions, as described below, JLLS capitalized the projections consolidating next-twelve months net operating income (“NOI”) (as of June 30, 2026) for the Company’s properties. JLLS established an estimated range of direct capitalization rates for each of the Company’s properties based upon its review of the NOI being capitalized, a review of each property’s market and historical operating trends and information concerning capitalization rates from published national surveys, and regional sale data. Values for certain properties with redevelopment plans were determined on a return on cost basis and market conditions and trends in specific property markets.  JLLS then subtracted aggregate indebtedness and the Company’s projected liquidation expenses, added cash flow from operations net of corporate expenses and added the

Company’s aggregate cash on hand and other assets and liabilities at book value to the implied aggregate gross asset value range, and divided the resulting value range by the number of the Company’s fully-diluted outstanding shares to yield an estimated range of per share liquidating distributions.
 This analysis indicated the approximate implied range of aggregate liquidating distributions per share of $9.55 to $12.60 and an approximate implied gross value range of $143.8 million to $189.8 million.
General

As noted above, the discussion set forth above is a summary of the material financial analyses and other factors reviewed by JLLS with the Board in connection with the transactions contemplated by the Plan of Liquidation and is not a comprehensive description of all analyses undertaken or factors considered by JLLS. The preparation of a financial opinion or analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. JLLS believes that the analyses summarized above must be considered as a whole. JLLS further believes that selecting portions of its analyses considered, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying JLLS’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, JLLS considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying JLLS’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by JLLS’s analyses. These analyses were prepared solely as part of JLLS’s analysis of the reasonableness, from a financial point of view, of the Company’s Total Estimated Liquidating Distributions per share in connection with the Plan of Liquidation, and were provided to the Board in connection with its evaluation of the transactions contemplated by the Plan of Liquidation. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be JLLS’s view of the estimated range of total expected liquidating distributions per share.
The Company paid JLLS a fee of $375,000 upon delivery of its opinion letter, no part of which is contingent. In addition, the Company has agreed to reimburse JLLS for its reasonable travel and third-party out-of-pocket expenses incurred in connection with JLLS’s engagement and to indemnify JLLS and certain related parties for liabilities arising in connection with its engagement. During the two years preceding the date of this opinion, as disclosed to the Board, JLLS and its affiliates have engaged in financial advisory relationships with the Company, the Advisor and their respective affiliates, as well as certain other funds and separate accounts advised by them, for which JLLS and its affiliates have received approximately $15.8 million in fees in connection with such services. Such relationships have included (i) providing strategic advisory services, (ii) marketing real estate assets on behalf of the Company, the Advisor and its affiliates and (iii) assisting with arrangements for indebtedness. JLLS and its affiliates may in the future provide financial advice and services to the Company, the Advisor or their respective affiliates for which JLLS and its affiliates would expect to receive compensation. In addition, the Company was advised that Deborah H. McAneny currently serves on the Board of Directors of the Company and on the Board of Directors of Jones Lang LaSalle Incorporated, the parent company of JLLS.
JLLS’s opinion letter was approved by a committee of JLLS’s investment banking and other professionals in accordance with its customary practice. JLLS and its affiliates comprise a full-service securities firm engaged in investment, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies and individuals.
U.S. Federal Income Tax Considerations

The following is a general discussion of the U.S. federal income tax considerations generally applicable to U.S. Holders and Non-U.S. Holders (each as described below) with respect to the Plan of Liquidation and the distributions to stockholders pursuant to the Plan of Liquidation, including the possible receipt by stockholders of interests in a liquidating trust. This discussion assumes that our stockholders will approve the Liquidation Proposal. This discussion applies only to U.S. Holders and Non-U.S. Holders who hold shares of our common stock as “capital assets” within the meaning of the Code (generally, property held for investment). This summary is based on the Code, the regulations promulgated under the Code by the U.S. Treasury Department (“Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect as of the date hereof, and all of which are subject to differing interpretations or to change, possibly with retroactive effect, and any such differing interpretation or change could affect the accuracy of the statements and conclusions set forth herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This discussion is for general information only, is not tax advice, and does not purport to be a complete description of all of the tax considerations applicable to the Plan of Liquidation and the actions and transactions effected pursuant thereto, including the possible receipt by stockholders of interests in a liquidating trust. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this discussion does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of its investment or tax circumstances, or to stockholders subject to special tax rules (including, without limitation, financial institutions; insurance companies; broker-dealers; regulated investment companies; real estate investment trusts; partnerships, S corporations or other pass-through entities; trusts; persons who hold our common stock on behalf of other persons as nominees; holders that receive our stock through the exercise of stock options or otherwise as compensation; persons holding our stock as part of a “straddle,” “hedge,” “constructive sale,” “conversion transaction,” “synthetic security” or other integrated investment; U.S. expatriates; persons whose functional currency is not the U.S. dollar; persons subject to the mark-to-market method of accounting for their securities; an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code); holders subject to any alternative minimum tax; and, except to the extent specifically discussed below, tax-exempt organizations and foreign investors, as determined for U.S. federal income tax purposes).
In addition, this discussion does not address any considerations with respect to any U.S. federal estate, gift or other non-income tax consequences (including Medicare contribution tax consequences) or any state, local or non-U.S. tax consequences.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the U.S.;
•a corporation, or any entity or arrangement treated as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;
•an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in place to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Shares that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Common Shares, the tax treatment of such partnership or a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult its tax advisors about the U.S. federal income tax consequences of the Plan of Liquidation and the distributions to stockholders pursuant to the Plan of Liquidation (including the possible receipt by stockholders of interests in a liquidating trust) to them in light of their specific facts and circumstances.
This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES RELATING TO OUR LIQUIDATION, TO HOLDING AND DISPOSING OF OUR COMMON SHARES, AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PLAN OF LIQUIDATION AND THE ACTIONS AND TRANSACTIONS EFFECTED PURSUANT THERETO IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY, EFFECT AND ANY TAX CONSEQUENCES ARISING UNDER ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.
Tax Considerations Relevant to the Company
We are subject to tax as a REIT under Sections 856 through 860 of the Code. If the Plan of Liquidation is approved by our stockholders, we expect to remain qualified as a REIT for our taxable year ending December 31, 2026, and until the end of our final taxable year, which may occur in connection with the formation of a liquidating trust, and which we anticipate, but cannot be certain, will occur after most of the Company Assets have been sold.
Assuming we qualify as a REIT, we are generally entitled to receive a deduction for dividends paid, including distributions pursuant to a plan of liquidation (including distributions or deemed distributions to our stockholders of interests in a liquidating trust), provided that the plan of liquidation is completed within 24 months of its adoption. We anticipate that our liquidating distributions will exceed our taxable income recognized in each tax year following the adoption of the Plan of Liquidation, and that our liquidation will be completed within 24 months of such adoption. In that case, assuming we are qualified as a REIT, we will generally not be subject to U.S. federal income tax on any gain or other income recognized following the adoption of the Plan of Liquidation, including any gain that we recognize upon a transfer of appreciated assets to a liquidating trust and the receipt of interests in the liquidating trust by our stockholders.
To maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our stockholders. However, as a result of the liquidation or otherwise, circumstances may arise that could cause us to fail to qualify as a REIT prior to our transfer of assets and obligations to a liquidating trust, or otherwise prior to our final liquidating distributions. In addition, the Board could cause us to revoke or otherwise terminate our REIT election at any time if the Board determines it to be in our best interest. Should we lose our status as a REIT, we would be taxable as a corporation for U.S. federal income tax purposes. In that case, we would be subject to U.S. federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets in connection with our Plan of Liquidation, and without any tax deduction for dividends that we pay.
So long as we continue to qualify as a REIT, any net income that we derive from a “prohibited transaction” will be subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to effect the Plan of Liquidation and transactions related thereto, and believe we have conducted our operations, in such a manner so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, and we expect the asset sales made pursuant to the Plan of Liquidation may either qualify for the prohibited transaction tax safe harbor or otherwise not be subject to such prohibited transactions tax. However, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.
Tax Considerations Relevant to U.S. Holders
In connection with the Plan of Liquidation, U.S. Holders may receive one or more liquidating distributions. The amount of any liquidating distribution will be applied first to reduce a U.S. Holder’s adjusted tax basis in its Common Shares, but not below zero. A U.S. Holder’s adjusted tax basis in its Common Shares will generally be equal to the U.S. Holder’s cost of its shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan of Liquidation exceed a U.S. Holder’s basis in its Common Shares, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. Holder is less than the adjusted tax basis of its shares, the U.S. Holder will generally recognize a loss in the year in which the final liquidating distribution is received.
Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gains of non-corporate U.S. Holders may qualify for reduced U.S. federal income tax rates. The deductibility of a capital loss is subject to limitations under the Code.
Tax Considerations Relevant to Non-U.S. Holders
The rules governing U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Holder should consult with its tax advisor to determine the impact of U.S. federal, state and local income tax laws with regard to the Plan of Liquidation and its receipt of liquidating distributions. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, nor state, local or non-U.S. tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Holder in light of its particular circumstances.
The discussion below assumes that a Non-U.S. Holder’s investment in our Common Shares is not effectively connected with a trade or business conducted in the United States by the Non-U.S. Holder, or, if an applicable tax treaty so provides, that its investment in our Common Shares is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. Also, special rules apply to a Non-U.S. Holder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such Non-U.S. Holder.

Subject to the discussion below regarding the Foreign Investment in Real Property Tax Act (“FIRPTA”), liquidating distributions paid by us to a Non-U.S. Holder will generally not be subject to U.S. federal income tax. Under FIRPTA, liquidating distributions that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States real property interests (“USRPIs”) that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, subject to the exceptions described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. If the exceptions described below do not apply, we will be required to withhold tax at a rate equal to the maximum corporate rate (currently 21%) of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are generally not subject to U.S. federal income tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the Non-U.S. Holder will incur a 30% tax on his capital gains.
A liquidating distribution that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. Our Common Shares are not currently treated as regularly traded on an established securities market, and we do not expect our Common Shares to be treated as regularly traded on an established securities market at any time. Also, in connection with implementing the Plan of Liquidation, our Board would be authorized to terminate the registration of our Common Shares under the Exchange Act at such time as our Board considers appropriate.
Moreover, a Non-U.S. Holder’s Common Shares generally will not constitute a USRPI, and gain recognized by a Non-U.S. Holder upon a liquidating distribution generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if (1) the Company is a “domestically controlled qualified investment entity,” or (2) the recipient Non-U.S. Holder does not and has not owned more than 10% of our Common Shares during a specified testing period and shares of our Common Shares are regularly traded on an established securities market located in the U.S. A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our Common Shares, as described in the Code). It is currently anticipated that the Company is, and is likely to continue to be, a domestically controlled qualified investment entity. However, no assurance can be given that the actual ownership of our Common Shares has been or will be such that we qualify as a domestically controlled qualified investment entity at all times. However, as previously noted, we do not expect our Common Shares to be regularly traded on an established securities market.
Generally, we will be required to report annually to the IRS the amount of FIRPTA distributions paid to a Non-U.S. Holder, such holder’s name and address, and the amount of U.S. tax withheld, if any. A Non-U.S. Holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.
Tax Considerations of a Termination of the Plan of Liquidation
Until we are dissolved, the Board may terminate the Plan of Liquidation without stockholder approval at the Board’s discretion to the extent permitted under applicable law and authorize us to seek to dispose of all our assets through a merger, business combination or similar transaction. The U.S. federal income tax consequences of abandoning a plan of liquidation are not entirely clear once we have begun making liquidating distributions, in particular because liquidating distributions could be made in multiple tax years during the 24 months we are allowed by applicable tax law to complete our liquidation after the adoption of the Plan of Liquidation. However, it is expected that if we abandon the Plan of Liquidation, liquidating distributions previously made to a holder would be treated as either (i) distributions made with respect to the Common Shares held by such holder, subject to the normal rules of U.S. federal income tax that govern the distributions on our Common Shares, or (ii) payments to such holder for the sale or exchange of its Common Shares in partial redemption thereof.
Whether sale or distribution treatment would apply to a holder would depend on such holder’s particular circumstances, and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least partially taxable to holders, in which case holders may have to file amended returns and pay any additional taxes to the extent due. For example, if we had made liquidating distributions in the tax year we adopted the Plan of Liquidation (and subsequent tax years prior to any abandonment of the Plan of Liquidation), and the amount of such distributions did not exceed a U.S. Holder’s adjusted tax basis in its Common Shares (and therefore were not taxable assuming that the Plan of Liquidation was in effect), and we later abandoned the Plan of Liquidation in a subsequent tax year, the U.S. Holder would have a potential tax liability with respect to the distributions made during the tax years prior to the abandonment of the Plan of Liquidation. Further, if such liquidating distributions made in tax years prior to the abandonment of the Plan of Liquidation were treated as distributions rather than a sale or exchange as a result of the abandonment of the Plan of Liquidation, whether such distributions are taxed at ordinary rates (subject to the Code Section 199A deduction, if available), or capital gains rates may depend on whether we had declared any portion of such distributions as capital gain dividends.
In addition, liquidating distributions we make pursuant to the Plan of Liquidation will generally qualify for the dividends paid deduction, provided that they are made within 24 months of the adoption of such plan; however, if we later abandon the Plan of Liquidation, whether any part of such distributions qualify for the dividends paid deduction will depend on different criteria. As such, if we abandon the Plan of Liquidation, it is possible that we will not have made distributions in tax years prior to such abandonment sufficient to satisfy our annual distribution requirement for such prior tax years. If we are unable to cure such failure under applicable tax laws, we could lose our REIT status effective as of the beginning of the year of such failure.
Tax Considerations of a Liquidating Trust Transfer
The Board may at any time transfer our remaining assets and obligations to a liquidating trust if it determines that such a contribution is advisable. Upon a determination made by the Board, we may contribute our remaining assets and obligations to a liquidating trust no later than 24 months following the adoption of the Plan of Liquidation. While we cannot be certain of the timing, we anticipate transferring assets to a liquidating trust after we have sold most of our remaining properties and distributed substantially all of the proceeds from those sales. Consequently, while we cannot be certain, we anticipate transferring mostly cash to a liquidating trust in an amount sufficient to satisfy any remaining liabilities and the expenses of completing our liquidation.
Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.
Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, it will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust, and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of deductible expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.
Under the Code, the transfer of our remaining assets and obligations to a liquidating trust should be treated as a deemed taxable liquidation of the Company under Section 331 of the Code and a distribution of all of our assets and liabilities to our stockholders, immediately followed by a deemed contribution by our stockholders of our assets and liabilities to a newly formed grantor trust. Accordingly, each holder may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a concurrent distribution of cash. The deemed receipt of our assets in a deemed taxable liquidation is expected to be treated in the same manner as the receipt of liquidating distributions, as described above in “—U.S. Federal Income Tax Considerations—Tax Considerations Relevant to U.S. Holders” and “—U.S. Federal Income Tax Considerations—Tax Considerations Relevant to Non-U.S. Holders.”
A holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value will be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust.
The trustee or trustees of the liquidating trust will provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes concurrent cash distributions.
If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all reasonably available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.
Because holders would be treated as owning their respective shares of the liquidating trust’s assets, and would generally be treated as earning their respective shares of the income or gain earned by such liquidating trust, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. Holders holding interests in the liquidating trust may realize “unrelated business taxable income” (as defined in the Code) with respect to the trust’s operations, and Non-U.S. Holders may be considered to derive income that is effectively connected with a U.S. trade or business if such income is earned by the liquidating trust. In that event, Non-U.S. Holders would be subject to U.S. federal income tax and, for corporate Non-U.S. Holders, branch profits tax. Tax-exempt U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to transfer assets to a liquidating trust.
Holders may be required to file income tax returns in states or localities in which a liquidating trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust.

Foreign Account Tax Compliance Act
Withholding at a rate of 30% generally will be required on certain types of distributions made in respect of our Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends made in respect of Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes with respect to dividends and liquidating distributions received from us.
Information Reporting and Backup Withholding
Holders may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 24%) with respect to distributions received pursuant to the Plan of Liquidation. Backup withholding will generally not apply, however, to a holder who (1) in the case of a U.S. Holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on a properly completed and duly executed IRS Form W-9, (2) in the case of a Non-U.S. Holder, furnishes a properly completed and duly executed, applicable IRS Form W-8, or (3) is otherwise exempt from backup withholding and complies with all applicable rules and certification requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability (if any) provided the required information is furnished to the IRS on a timely basis.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN OF LIQUIDATION AND THE ACTIONS AND TRANSACTIONS EFFECTED PURSUANT THERETO, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PLAN OF LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.
Interests of Our Advisor and Certain Persons

Since our inception, we have been externally advised by RREEF America L.L.C. pursuant to an advisory agreement, the most recent version of which is dated August 2, 2023 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, our Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for managing all of our day-to-day operations, including, subject to oversight by our Board, sourcing our investment opportunities and making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations.

We expect that we will terminate the Advisory Agreement upon the filing of our Articles of Dissolution with the Maryland State Department of Assessments and Taxation. Our Advisor will not be entitled to the payment of a termination fee in connection with the termination of the Advisory Agreement. Until its termination, we will continue to pay our Advisor the advisory fees and reimburse our Advisor for the expenses it incurs in connection with our business, each as set forth in the Advisory Agreement. As the advisory fees (including associated performance fees) are based upon our NAV, we expect that the advisory fees we pay our Advisor will decrease following stockholder approval of the Liquidation Proposal as we sell Company Assets and our NAV decreases. As of the date of termination of the Advisory Agreement, any performance fee earned by the Advisor will be based on a prorated calculation from the beginning of such calendar year and through the date of termination, in accordance with the Advisory Agreement. Any such performance fee may be more or less than the performance that would have been for such calendar year if the Advisory Agreement were not terminated, based on the ultimate amounts at which the Company Assets are sold or disposed relative to the value of the Company Assets as reflected in the Company's NAV at the time of sale or disposal.

In addition to our Advisor’s interest in the Advisory Agreement, our Advisor paid certain operating expenses on our behalf under the Expense Support Agreement. Under the Expense Support Agreement, we agreed to repay our Advisor for the Expense Reimbursement Payments, but our repayment obligation was suspended until the month after we raised $500 million in total cumulative offering proceeds. We began paying the Expense Reimbursement Payments in August 2026. Under the Expense Support Agreement, if RREEF America L.L.C. is still our advisor when our stockholders approve a liquidation, we will no longer have to repay any Expense Payments that remain unpaid at that time.

In considering the Board’s recommendation that stockholders vote “FOR” approval of the proposals to be voted on at the Special Meeting, stockholders should be aware that our directors and executive officers have interests, including financial interests, in the Plan of Liquidation that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Plan of Liquidation. Such interests are described below.
Common Stock held by Directors and Executive Officers

Our executive officers and directors will be entitled to receive liquidating distributions for each Common Share they own, including shares of Class D restricted stock granted to each of our directors in connection his or her service on our Board, on the same basis as other stockholders. See “Securities Ownership of Certain Beneficial Owners and Management.”

Indemnification of Directors and Executive Officers

Our current directors and executive officers will continue to serve in these capacities after the approval of the Plan of Liquidation. We will continue to indemnify our officers, directors, agents and representatives for actions taken in connection with the Plan of Liquidation and the winding up of the affairs of the Company in accordance with our Charter, our Bylaws, our contractual agreements with our officers and directors, our existing directors’ and officers’ liability insurance policy and applicable law. Our obligation to indemnify our officers, directors, agents and representatives against claims which arise may also be satisfied out of our assets or the assets of a liquidating trust, if any. The Board has obtained, and the Board and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations, including a prepaid “tail” insurance policy for any such obligations that arise after our dissolution.

Regulatory Matters

Other than in connection with the filing of this proxy statement with the SEC and any requirements under Maryland law, including any filing requirements with respect to the liquidation, dissolution and termination of the Company’s existence, the Company is not aware of any material regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation.

Marketing and Sale Process for the Company Assets

As of the date of this proxy statement, we have not commenced marketing and sale activities with respect to any of the Company Assets. If our stockholders do not approve the Liquidation Proposal, net proceeds from any future asset sales, after consideration of REIT distribution requirements, may be redeployed into new investments.

OVERVIEW OF THE PLAN OF LIQUIDATION
The following summarizes provisions of the Plan of Liquidation. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to you. The summary of the terms of the Plan of Liquidation below and elsewhere in this proxy statement is qualified in its entirety by reference to the Plan of Liquidation, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this proxy statement. We recommend that you read the Plan of Liquidation attached to this proxy statement as Appendix A carefully and in its entirety.
On September 15, 2026, the Board approved the Plan of Liquidation, subject to stockholder approval. The Board has declared advisable the Plan of Liquidation, including the sale of all or substantially all of the assets of the Company and the subsequent termination of the Company’s existence by voluntary dissolution in accordance with the MGCL, each as contemplated by the Plan of Liquidation, and directed that the Plan of Liquidation, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company, be submitted for approval to the Company’s stockholders.
Overview

The Plan of Liquidation provides for the Company’s complete liquidation and dissolution in accordance with Section 331 of the Code. Pursuant to the Plan of Liquidation and in accordance with the applicable provisions of law, among other authorizations:
•the Board has authorized the Company to sell, convey and transfer or otherwise dispose of any or all of the assets of the Company and its then-remaining subsidiaries in one or more transactions;
•the Board and the officers of the Company are authorized to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents as may in their judgment be necessary or desirable in order to wind-down expeditiously the business and affairs of the Company and complete the Plan of Liquidation;
•the Board and the officers of the Company are authorized to execute any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company and its then-remaining subsidiaries whether real or personal, tangible or intangible;
•the officers of the Company are authorized to take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in part, into cash or other form as may be distributable to the stockholders;
•the Company is authorized to engage in the wind-down of the Company’s business and affairs, discharging, paying or setting aside reserves for all the Company liabilities, including but not limited to contingent liabilities, and the liabilities of its subsidiaries, disposing of its assets, including but not limited to the assets of the Company’s subsidiaries, and distributing the Company’s remaining assets available for distribution to the stockholders, as determined by the Board in its discretion, all in accordance with our Charter, our Bylaws and the Plan of Liquidation, if the Board so determines, and make protective acquisitions or advances with respect to the Company’s assets;
•the Company is authorized to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses;
•the Company is authorized to pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or contractual claims known to the

Company, and in connection with any pending action, suit or proceeding to which any of the Company or its subsidiaries is a party;
•the officers of the Company are authorized to (i) take such actions as may be necessary in order for the Plan of Liquidation and the transactions effected pursuant thereto to qualify as a plan of complete liquidation in accordance with Section 331 of the Code, and (ii) cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interests of the Company and its stockholders; and
•if the Board determines it necessary, advisable or appropriate, it may cause the Company to make a final distribution to stockholders as a distribution in kind of beneficial interest in a liquidating trust.
Implementation of the Plan of Liquidation

Stockholder approval of the Liquidation Proposal gives to the Board the power to authorize the Company to sell, convey and transfer or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself and/or in its capacity as an equity holder, general partner or manager of any direct or indirect subsidiaries or affiliates, authorize any subsidiaries or affiliates to sell, convey, transfer and deliver or otherwise dispose of any or all assets of any subsidiaries or affiliates in one or more transactions, in each case without further approval of the stockholders. The prices at which we may be able to sell those assets will depend on factors that in many cases will be beyond our control and may not be as high as the prices that could be obtained if the Company were not in liquidation. Stockholder approval of the Liquidation Proposal will constitute approval of all sales or other dispositions of all or substantially all of the assets of the Company implemented pursuant to the Plan of Liquidation. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or other dispositions of assets approved by the Board.
We expect to remain qualified as a REIT for our taxable year ending December 31, 2026, and until the end of our final taxable year, which may occur in connection with the formation of a liquidating trust, if applicable, and which we anticipate, but cannot be certain, will occur after most of the Company Assets have been sold. Nevertheless, due to the changes in the nature of our assets and the sources of our income that may result during this period, there is no assurance that we will remain qualified as a REIT or that we will not become subject to U.S. federal income tax during the liquidation process.
See “The Plan of Liquidation—U.S. Federal Income Tax Considerations” for additional information relevant to the Plan of Liquidation.
Liquidating Trust

In the event that (i) the Board determines it necessary or advisable in order to preserve the Company’s status as a REIT or to minimize any entity-level taxes that may otherwise be payable by the Company, (ii) the Board determines it is necessary or advisable in order to enable the Company to terminate its obligation to file periodic reports and certain financial statements with the SEC or (iii) the Board determines in its discretion that it is otherwise advisable or appropriate to do so, the Board may cause the Company to make the final distribution to our stockholders as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its discretion, substantially as follows:
•The Company may create the Liquidating Trust under statutory or common law of Maryland and may transfer and assign to the Liquidating Trust substantially all of the remaining assets of the Company and its then-remaining subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company will have no interest of any character in and to any such assets and all such assets shall thereafter be held by the Liquidating Trust.
•Simultaneously with such transfer and assignment to the Liquidating Trust, certificates or book-entry notations representing Common Shares will be deemed to represent ownership in the Liquidating Trust, and each holder of one or more Common Shares will automatically (and without any need for notice or presentment of a certificate) be deemed to hold a corresponding number of shares of beneficial interest in the Liquidating Trust. Such deemed distribution of shares of beneficial interest will constitute the final distribution of all of the assets of the Company to the stockholders under the Plan of Liquidation.
•The Liquidating Trust will be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust in such form and containing such terms and conditions as the Board may approve in its discretion.
•The initial trustees of the Liquidating Trust will be designated by the Board.
•Stockholder approval of the Liquidation Proposal will also constitute stockholder approval of (i) the transfer and assignment to the Liquidating Trust, (ii) the form and substance of the Liquidating Trust’s declaration of trust, as approved by the Board, and (iii) the appointment of trustees of the Liquidating Trust designated by the Board.
Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation

Although we have provided an estimated range for the Total Estimated Liquidating Distributions and intend to make distributions during the liquidation process, we cannot predict with certainty the amount or timing of liquidating distributions to our stockholders. However, based upon management’s evaluation of certain data and information, in consultation with the Company’s financial advisor, we currently anticipate making liquidating distributions following sales of the Company Assets in accordance with the Plan of Liquidation. The timing and amount of any distributions remain subject to discretion of the Board and applicable law.
If the Plan of Liquidation is approved by our stockholders, and we are able to successfully complete the sale of the Company Assets, then, based on the assumptions and estimates summarized elsewhere in this section, we estimate that the total amount of Total Estimated Liquidating Distributions will be between $10.10 and $12.50 per Common Share.
Our estimate of the estimated range of Total Estimated Liquidating Distributions was derived from the estimated number of Common Shares, and the actual per share amounts will change if the number of outstanding Common Shares is different from this estimate at the time each liquidating distribution is authorized by the Board. Additionally, our estimate of the Total Estimated Liquidating Distributions range was derived from the estimated gross proceeds to be received by the Company from the sales of the Company Assets, taking the following into account:
•estimated transaction costs associated with future sales of the Company Assets;
•estimated debt service costs and allocated debt repayment amounts associated with future sales of the Company Assets;
•Expense Reimbursement Payments to our Advisor prior to stockholder approval of the Plan of Liquidation;
•estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company pursuant to the Plan of

Liquidation, including fees and expenses payable to our Advisor, as well as other general and administrative costs and expenses;
•estimated capital expenditures to be incurred on the Company Assets prior to their sale;
•estimated REIT compliance costs until completion of the wind-down of the Company’s business and affairs and dissolution of the Company in accordance with the Plan of Liquidation;
•estimated timing of completion of the sales of the Company Assets, which the Company is aiming to complete within 24 months after stockholder approval of the Liquidation Proposal;
•estimated reserves to be established to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses; and
•the estimated amount of cash flow to be generated from the Company’s operations prior to completing the sale of all of the Company Assets.
Although we have provided an estimated range for the Total Estimated Liquidating Distributions and intend to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors. See “Risk Factors—Risks Related to the Plan of Liquidation.”
Calculation of Total Estimated Liquidating Distributions Range
In estimating the range of Total Estimated Liquidating Distributions, we estimated a range of gross asset sales proceeds based upon the aggregate estimated proceeds from the sales of the Company Assets, which, with respect to each asset, was based on a combination of, as applicable, cash flow projections for our assets, values reflected in any indications of interest from potential buyers of our properties, the nature and characteristics of each respective asset, and management’s estimate of the value of such assets, taking into account market knowledge and the experience of management, in consultation with the Company’s financial advisor.
The estimated range of Total Estimated Liquidating Distributions was derived, in part, from the estimated range of gross asset sales proceeds described above, less estimates for transaction costs, service costs and debt repayment amounts, estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company, capital expenditure requirements and REIT compliance costs, but adjusted upwards for estimated cash flow to be generated from the Company’s operations prior to completing sales of the Company Assets.
•Our estimated transaction costs include costs associated with the sales of the Company Assets, which costs include, among other things, brokerage commissions, legal fees and transfer taxes payable in connection with such sales;
•Our estimated capital expenditures include estimated amounts for repair and maintenance to be incurred on the Company Assets prior to their sale;
•Our estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company pursuant to the Plan of Liquidation include estimated advisory fees payable to our Advisor, estimates of any known financial obligations, estimates of other general and administrative costs and other estimated costs to implement the wind-down of the Company’s business and affairs and dissolution of the Company in accordance with the Plan of Liquidation;
•Our estimated REIT compliance costs assume we remain a REIT until completion of the wind-down of the Company’s business and affairs and dissolution of the Company pursuant to the Plan of Liquidation; and

•Our estimated range of Total Estimated Liquidating Distributions also reflects certain assumptions around the wind-down of our business and activities. We expect our Advisor to continue, as appropriate, to retain an appropriate level of personnel with the necessary skill set, including those executive officers and other key personnel necessary for the continued operation of the Company Assets and completion of the wind-down activities.
All of the estimated costs, expenses and other amounts referenced above, as applicable, and the estimated range of Total Estimated Liquidating Distributions, also assume that the sales of the Company Assets will be completed within 24 months after stockholder approval of the Liquidation Proposal. We will seek to sell all of the Company Assets as soon as practicable while seeking to maximize stockholder value. As of the date of this proxy statement, we not have commenced marketing and sale activities with respect to the Company Assets.
The amount of proceeds from the sale of our assets to which each class of Common Shares will be entitled will be based upon the total NAV for that class of Common Shares at the time each distribution is made as determined in accordance with our Charter. As of October 20, 2026, the number of shares outstanding and the NAV per share for each class of Common Shares was as follows:

	Class A	Class I	Class T	Class D	Class M-1	Class T2	Class N	Class Z
NAV	$12.86	$12.96	$13.01	$12.99	$12.79	$12.77	$12.88	$12.94
Shares Outstanding (1)	2,912,487	7,831,979	2,230	1,423,879	408,929	523,469	516,142	1,440,629
(1)We do not have any Class S Common Shares outstanding as of the date of the information above.

If the amount of proceeds from the sale of our assets insufficient to pay the NAV for each class of our Common Shares as described above, then our Charter requires that the proceeds from the sale of our assets shall be distributed among the holders of each class of our Common Shares ratably in the same proportion as the respective amounts that would be payable on each such class of Common Shares if all amounts payable thereon were paid in full. If the amount of proceeds from the sale of our assets is greater than the NAV for each class of our Common Shares, we will distribute the proceeds in accordance with our Charter.

Uncertainties Relating to the Total Estimated Liquidating Distributions
The preparation of the estimated range of Total Estimated Liquidating Distributions involved judgments and assumptions with respect to the sales of the Company Assets pursuant to the Plan of Liquidation that may not be realized. We cannot assure you that the actual amounts available for distribution to stockholders will be within the estimated range of the Total Estimated Liquidating Distributions. Our estimated range of Total Estimated Liquidating Distributions was determined as of September 15, 2026 and does not take into account interest rates, market volatility or other changes since that time. As we have disclosed under “Risk Factors,” certain examples of uncertainties that could cause the aggregate amount of liquidating distributions to be less or more than our estimate include the following:
•the price that potential buyers of our properties may be willing to pay for our assets may change due to a number of factors beyond our control, including changes in general economic or local conditions, changes in interest rates or availability of mortgage funds, supply and demand dynamics, changes in tax, real estate, environmental and zoning laws and regulations, occupancy percentages, lease rates, competition, operating performance and the perceived quality and dependability of income flows from tenancies, potential major repairs or other contingent liabilities associated with the assets, and a number of other factors, both local and national;

•delays in our ability to find suitable buyers, complete the asset sales on the terms we currently expect and the wind-down of our business and affairs and termination of the Company’s existence could require us to incur expenses for a longer period than anticipated;
•the ability to make liquidating distributions will be subject to ongoing compliance with the covenants and other terms of our outstanding indebtedness and joint venture agreements, which could impact our ability to make, or the timing of, distributions;
•the costs and expenses of the Plan of Liquidation may differ from our estimates;
•the estimated amount of cash flow and net working capital to be generated from the Company’s operations prior to completing the wind-down of the Company’s business and affairs and termination of the Company’s existence pursuant to the Plan of Liquidation may be lower than we anticipate;
•costs and expenses of continuing to operate the Company, particularly if the liquidation takes longer than expected, may be higher than estimated;
•unanticipated or emergency capital expenditures may result in the need to incur additional debt financing or other costs and expenses that are not included in our estimates and which we cannot reasonably estimate at this time;
•unknown or additional costs or liabilities that arise in the future, including future litigation, which we cannot reasonably estimate at this time, could delay completion of our liquidation and cause us to incur additional costs and expenses;
•costs incurred to maintain our REIT status may be higher than estimated;
•the number of issued and outstanding shares could change from the estimated number we used to calculate the estimated range of the Total Estimated Liquidating Distributions; and
•the reserve amounts we are required establish to satisfy known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses may be higher than the amounts estimated at the time we calculated the range of Total Estimated Liquidating Distributions.
Except to the extent required by applicable law and GAAP, we do not anticipate updating or otherwise publicly revising the estimates presented in this proxy statement to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of subsequent events. The estimates have not been audited, reviewed or compiled by independent auditors.
The Plan of Liquidation gives the Board the authority, in its discretion, to determine how to provide for any unknown or contingent liabilities consistent with Maryland law. The Board may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund. If a reserve fund is established, taking into account the payment of, or establishment of reserves for, known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, or transfer assets to a liquidating trust out of which to pay such costs, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout to stockholders from the fund, after payment of claims against the fund, may not occur for two or more years following the receipt of stockholder approval of the Liquidation Proposal, and may be made through a liquidating trust.

Although we have provided an estimated range for the Total Estimated Liquidating Distributions and intend to make distributions during the liquidation process, the timing and amount of those distributions may vary based on a number of factors and no assurance can be given as to when, or whether, we will be able to make any liquidating distributions to our stockholders or the amount of any such distributions. These determinations depend on a variety of factors described in this section titled “Amount and Timing of Distributions to our Stockholders as a Result of the Liquidation.” The actual amounts and times of payment of the liquidating distributions will be determined by the Board in its sole discretion. See “Risk Factors.”
Termination of the Registration of Common Shares

Our Common Shares are currently registered under the Exchange Act. Immediately prior to the transfer to a liquidating trust or at such other time as the Board deems appropriate, the Board and the officers of the Company are authorized under the Plan of Liquidation to file a Form 15 (or take other appropriate action) to deregister the Common Shares under the Exchange Act.
Cancellation of Common Shares

Subject to the need for a liquidating trust and the terms of our Charter and Bylaws, the distributions contemplated by the Plan of Liquidation will be in complete liquidation of the Company and, following our dissolution, all of our outstanding Common Shares will be canceled. In connection with the proposed Plan of Liquidation, the Operating Partnership will also be liquidated and, following the dissolution of the Operating Partnership, all of the OP Units will be canceled.
Termination of Existence of the Company

The Plan of Liquidation authorizes the Board and our officers, when appropriate, to file with the Maryland State Department of Assessments and Taxation in accordance with the MGCL, and elsewhere as may be required or deemed appropriate, Articles of Dissolution and to take any other appropriate and necessary action to terminate the existence of and voluntarily dissolve the Company under Maryland law. Prior to filing the Articles of Dissolution, the Company will mail notice to its known creditors not less than 20 days prior to such filing as required by Section 3-404 of the MGCL (alternatively, the Board may determine that the Company has no known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Maryland State Department of Assessments and Taxation’s acceptance of the Articles of Dissolution for record or the time established under the Articles of Dissolution, as provided by Section 3-408(a) of the MGCL, the Company will be dissolved. Upon the complete distribution of all assets of the Company to the stockholders and the termination of the Company’s existence by voluntary dissolution, all Common Shares will be automatically canceled and no longer deemed outstanding and all rights of the holders thereof as stockholders of the Company will cease and terminate. Upon the dissolution, the Company’s existence will continue solely for the purpose of paying, satisfying and discharging any remaining debts or obligations, collecting and distributing any remaining assets and doing all other acts required to liquidate and wind-down any remaining business and affairs.
Abandonment or Modification of Plan of Liquidation

The Board may terminate the Plan of Liquidation for any reason. Whether or not our stockholders have approved the Plan of Liquidation, the Board or the trustees of any Liquidating Trust may modify or amend the Plan without further action by or approval of the stockholders to the extent permitted under then current law. The Company has no present plans or intentions to modify, amend or abandon the Plan of Liquidation.

Accounting Treatment of Liquidation

We expect that stockholder approval of the Plan of Liquidation would be a significant factor in determining whether liquidation is imminent under GAAP. If liquidation is determined to be imminent, we would change our basis of accounting from the going-concern basis to the liquidation basis. In order for our financial statements to be in accordance with GAAP under the liquidation basis of accounting, generally all of our assets must be measured at the estimated amount of consideration we expect to collect, and all of our liabilities must be measured at the estimated amounts at which the liabilities are expected to be settled. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Liquidation. Amounts reported in the financial statements will reflect management’s estimates, based on then-present facts and circumstances, of the amounts expected to be collected from the disposition of our assets and the costs expected to be incurred in carrying out the Plan of Liquidation based upon management’s assumptions.
The valuation of assets and liabilities will require estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Liquidation. The amounts ultimately realized upon the sale or other disposition of our assets and the settlement amounts for liabilities will likely differ from estimates recorded in our financial statements.

No Appraisal or Dissenters’ Rights

Pursuant to Maryland law, our Charter and our Bylaws, stockholders are not entitled to appraisal or dissenters’ rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation. Holders of Common Shares are not entitled to exercise appraisal rights pursuant to Section 3-202(c)(1) of the MGCL.

PROPOSAL ONE: LIQUIDATION PROPOSAL
General

We are seeking stockholder approval of the Liquidation Proposal at the Special Meeting. For detailed information regarding the Liquidation Proposal, see the information about the Plan of Liquidation throughout this proxy statement, including the information set forth in the section entitled “The Plan of Liquidation.” A copy of the Plan of Liquidation is attached as Appendix A to this proxy statement.
Approval of the Liquidation Proposal requires the affirmative vote of holders of a majority of the Voting Common Shares entitled to vote on the matter. If you properly authorize your proxy by mail, by telephone or through the internet, but do not indicate instructions to vote your Voting Common Shares “FOR,” “AGAINST” or “ABSTAIN” on the Liquidation Proposal, your Voting Common Shares will be voted in accordance with the recommendation of the Board. Each Voting Common Share that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the Special Meeting. Because the required vote for the Liquidation Proposal is based on the number of outstanding Voting Common Shares entitled to vote at the Special Meeting, failure to vote your Voting Common Shares (whether by abstentions or otherwise) will have the same effect as voting “AGAINST” approval of the Liquidation Proposal.
Recommendation of the Board

The Board unanimously recommends that you vote “FOR” approval of the Liquidation Proposal.

PROPOSAL TWO: ADJOURNMENT PROPOSAL
General

If, at the Special Meeting, the number of Voting Common Shares, represented in person or by proxy at the Special Meeting, voting in favor of the Liquidation Proposal is insufficient to approve the Liquidation Proposal, we intend to adjourn the Special Meeting solely with respect to the Liquidation Proposal in order to solicit additional proxies in favor of the Liquidation Proposal.
In this proposal, we are asking you to approve the adjournment of the Special Meeting, and any later adjournments, in order to enable us to solicit additional proxies in favor of the Liquidation Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to use the additional time to solicit additional proxies in favor of the Liquidation Proposal, including the solicitation of proxies from Company stockholders that have previously voted “AGAINST” the Liquidation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. If you properly authorize your proxy by mail, by telephone or through the internet, but do not indicate instructions to vote your Voting Common Shares “FOR,” “AGAINST” or “ABSTAIN” on this Adjournment Proposal, your shares will be voted in accordance with the recommendation of the Board. Because the required vote for the Adjournment Proposal is based on the number of votes cast, any Voting Common Shares not voted (whether by abstention, failure to vote or otherwise) will have no impact on the vote.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” approval of the Adjournment Proposal.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the beneficial ownership of shares of our common stock as of October 20, 2026 by:

•any beneficial owner of more than 5% of our outstanding common stock;
•each of our directors;
•each of our current executive officers; and
•all of our current directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director and officer.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons (excluding Lozier Foundation which is unaffiliated with us, our Advisor, DWS Group, or any of their respective affiliates) listed in the table below is c/o RREEF Property Trust, Inc., 875 Third Avenue, 26th floor, New York, New York, 10022.

Class of Common Stock	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
	Directors and Executive Officers:
	W. Todd Henderson	-	-
I, D	Deborah H. McAneny	26,252.90	*
D	Gregg A. Gonsalves	9,169.44	*
I, D	Charles H. Wurtzebach, Ph.D.	23,010.52	*
I, D	Eric M. Russell	2,781.67	*
	All current executive officers and directors as a group (5 persons)	61,214.53	*
	5% Stockholders:
D	Lozier Foundation(1)	1,236,119.02	9.08%
*less than 1.0%
(1) The address for Lozier Foundation is 1299 Farnam St, Suite 1450, Omaha, Nebraska, 68102.

STOCKHOLDER PROPOSALS
Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must cause such proposal to be received at the Company’s principal executive offices located at 875 Third Avenue, 26th floor, New York, New York, 10022, Attention: Secretary, no later than December 1, 2026 in order for the proposal to be considered for inclusion in the proxy statement for that meeting; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than thirty days from the first anniversary of the date of the 2026 Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 11(a)(2) of the Bylaws, if a stockholder wishes to present a proposal at the 2027 Annual Meeting, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to the Secretary at the Company’s principal executive offices, no earlier than November 1, 2026 and no later than 5:00 p.m., Eastern Standard Time, on December 1, 2026; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than thirty days from the first anniversary of the date of the 2026 Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2027 Annual Meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of the 2027 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Any stockholder proposals not received by the Company by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2027 Annual Meeting in May 2027.

In addition to the notice and information requirements contained in the Bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2027 Annual Meeting intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than March 8, 2027, unless the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the 2026 Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

HOUSEHOLDING
If you and other residents at your mailing address own Common Shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one proxy statement, unless you have instructed otherwise. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and to reduce our printing and postage costs. If you wish to request extra copies, we will promptly deliver a separate copy of such documents to stockholders who write to us at the following address: RREEF Property Trust, Inc., 875 Third Avenue, 26th floor, New York, New York, 10022, Attn: Secretary. Stockholders wishing to receive separate copies of our proxy statement in the future, or stockholders currently receiving multiple copies of the proxy statement at their address who would prefer that only a single copy of each be delivered there, should contact (1) our Secretary at the above address if you are a record holder or (2) your broker, bank or other nominee record holder if you own your Common Shares in street name.
NO OTHER MATTERS
As of the date of this proxy statement, management knows of no other business to be brought before the Special Meeting. Pursuant to our Bylaws, only the matters set forth in the notice of Special Meeting may be brought before the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public on the internet website maintained by the SEC at http://www.sec.gov and on our website at https://www.rreefpropertytrust.com/. The information included on our website is not incorporated by reference into this proxy statement.
The SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC, including documents that we file after the date of this proxy statement. The information that is incorporated by reference is considered to be part of this proxy statement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2025;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2026;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026; and
•our Current Reports on Form 8-K filed with the SEC on May 1, 2026, May 14, 2026, June 1, 2026, July 1, 2026, August 5, 2026, September 1, 2026, September 18, 2026 and October 1, 2026 (excluding any information furnished under Item 2.02 and the related portion of Item 9.01).
We also incorporate by reference into this proxy statement additional documents that we may file after the date of this proxy statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement and prior to the date of the Special Meeting; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
Information in this proxy statement may add to, update or change information in a previously filed document incorporated by reference in this proxy statement. In that case, you should rely on the information in this proxy statement. You should not assume that the information in this proxy statement or any document incorporated by reference is accurate as of any date other than the date of those documents. Information in a document filed after the date of this proxy statement may add to, update or change information in this proxy statement or in a previously filed document incorporated by reference in this proxy statement. In that case, you should rely on the information in the later filed document.
We also incorporate by reference the Plan of Liquidation attached to this proxy statement as Appendix A.
Any person, including any Company stockholder, to whom this proxy statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at RREEF Property Trust, Inc., 875 Third Avenue, 26th floor, New York, New York, 10022, telephone (212) 454-4500. If you would like to request documents, please do so promptly in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method within one day after the receipt of your request.
NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [ó], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS

PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

        1.    Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of RREEF Property Trust, Inc., a Maryland corporation (the “Corporation”), has been approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Corporation and its stockholders (the “Stockholders”). The Board has directed that the Plan, including the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan, including the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”
        2.    Voluntary Liquidation and Dissolution. On and after the Effective Date, the Corporation shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the Corporation shall, acting for itself or in its capacity as the general partner of RREEF Property Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Corporation and cause the Operating Partnership to sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the Stockholders.

        3.    Sales of Assets.

            (a)    The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of their assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.

            (b)    Neither the Corporation, the Operating Partnership nor any of the Operating Partnership’s subsidiaries shall authorize or transfer assets pursuant to any sale agreement between the Corporation, the Operating Partnership or such subsidiary of the Operating Partnership, on the one hand, and an affiliate of the Corporation, the Operating Partnership or such subsidiary of the Operating Partnership, on the other hand, unless a majority of the Corporation’s directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation, the Operating Partnership or such subsidiary of the Operating Partnership, as the case may be.

        4.    Payment of Creditors; Distributions to Stockholders. Subject to Section 8 hereof, the proper officers of the Corporation are authorized and directed to proceed promptly to: (a) collect its assets; (b) dispose of such assets as are not to be distributed in kind to the Stockholders; (c) pay or create a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries; (d) pay all expenses incidental to the Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan; (e) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions, in accordance with the terms and provisions of the limited partnership agreement of the Operating Partnership; (f) distribute all the remaining assets of the Corporation, either in cash or in kind, to the Stockholders in one or more distributions, in accordance with the terms and provisions of the charter of the Corporation; and (g) do every other act necessary or advisable to wind up the affairs of the Corporation, the Operating Partnership and its subsidiaries and to dissolve the Corporation, the Operating Partnership and its subsidiaries. Upon the sale or other disposition of the assets of the

Corporation and the payment of, or provision for, all of the liabilities and obligations of the Corporation, the Corporation shall be deemed to have liquidated.

        5.    Reserve Fund. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish, or to cause the Operating Partnership to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation, the liquidating trust referred to below or such other successor-in-interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Corporation may also create a reserve fund by any other reasonable means.

        6.    Insurance Policies. The Corporation is authorized, but not required, to procure for itself, its directors and officers, and/or as general partner of the Operating Partnership, to procure for the Operating Partnership, as appropriate, one or more insurance policies of any nature, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.

        7.    Articles of Dissolution. Upon assignment and conveyance of the assets of the Corporation to the Stockholders, in complete liquidation of the Corporation as contemplated by Sections 3 and 4 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the proper officers of the Corporation are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Corporation under Maryland law. Prior to filing articles of dissolution, the Corporation shall give notice to its known creditors and employees as required by Section 3-404 of the MGCL (alternatively, the Board may determine that the Corporation has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Corporation shall be dissolved.

        8.    Effect and Timing of Distributions. Upon the complete distribution of all assets of the Corporation (the “Final Distribution”) to the holders of outstanding shares of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”), including Class A Common Shares, Class D Common Shares, Class I Common Shares, Class M-I Common Shares, Class N Common Shares, Class S Common Shares, Class T Common Shares, Class T2 Common Shares and Class Z Common Shares, and the dissolution of the Corporation as contemplated by Section 7 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Corporation shall use commercially reasonable efforts to cause the liquidation and dissolution of the Corporation to occur and to make the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.

        9.     Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Corporation’s status as a real estate investment trust or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Corporation to terminate its obligation to file reports with the Securities and Exchange Commission or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Corporation to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion (provided only that any remaining outstanding units of limited partnership interest in the Operating Partnership not owned by the Corporation have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:

            (a)     The Corporation may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign, and may, as general partner of the Operating Partnership, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust.

            (b)    Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Corporation to the Stockholders under Section 8 above.
            (c)    The initial trustees of the Liquidating Trust shall be designated by the Board.

            (d)    The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the combined assets of the Corporation and the Operating Partnership immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Corporation and the Operating Partnership, making liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.

            (e)    Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.

        10.    Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Corporation are authorized to cause the Corporation to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

        11.    Interpretation; General Authority. The Board, the trustees of any Liquidating Trust and the proper officers of the Corporation are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Corporation, the Operating Partnership, the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.

        12.     Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.

        13.    Indemnification. The Corporation shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Corporation and such other parties whom the Corporation has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Corporation, any existing indemnification agreement to which the Corporation is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Corporation, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.

        14.    Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

        15.    Abandonment of Plan of Liquidation; Amendment. The Board may terminate the Plan for any reason. Notwithstanding approval of the Plan by the Stockholders, the Board or the trustees of any Liquidating Trust may modify or amend the Plan without further action by or approval of the Stockholders to the extent permitted under then current law.

Appendix B

OPINION OF JONES LANG LASALLE SECURITIES, LLC

September 15, 2026

Board of Directors of
RREEF Property Trust, Inc.
875 Third Avenue, 26th
New York, NY 10022

Board of Directors of RREEF Property Trust, Inc.:
We understand that RREEF Property Trust, Inc., a Maryland corporation (the “Trust”), proposes to adopt a Plan of Complete Liquidation and Dissolution of the Trust (the “Plan of Liquidation”) providing for the winding-up and complete liquidation of the Trust, including the sale of all assets of the Trust or the transfer of assets to a liquidating trust, and the dissolution of the Trust (the “Liquidation”). As part of the Plan of Liquidation, the Trust plans to distribute the net proceeds received in the Liquidation after the payment of transaction costs and liabilities to the holders of shares of Common Stock of the Trust, par value $.01 per share, including Class A Common Shares, Class D Common Shares, Class I Common Shares, Class M-I Common Shares, Class N Common Shares, Class S Common Shares, Class T Common Shares, Class T2 Common Shares and Class Z Common Shares (such holders, collectively, the “Stockholders”). We have also been advised that the Trust will seek the approval of the Plan of Liquidation by the Stockholders holding a majority of the votes entitled to be cast on the matter by Stockholders present in person or represented by proxy at a duly called meeting of the Stockholders at which a quorum is present in accordance with a proxy statement to be provided to such Stockholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include estimates prepared by the Trust of the range of expected per share aggregate liquidating distributions from the Plan of Liquidation (the “Estimated Range of Per Share Liquidating Distributions”), which estimate reflects the Trust’s best good faith estimate of such distributions taking into account various factors, including, without limitation, the terms of (i) the Trust’s Second Articles of Restatement (as supplemented by Articles Supplementary) and (ii) the agreements to which all entities through which the Trust holds interests in its properties are a party, in each case relating to the liquidation of assets. We have been advised further that the Trust’s Estimated Range of Per Share Liquidating Distributions is $10.10 to $12.50 per share.

You have asked for our opinion, as of the date hereof, as to the reasonableness, from a financial point of view, of the Trust’s Estimated Range of Per Share Liquidating Distributions.
For purposes of the opinion set forth herein, we have:
(i)reviewed documentation provided by management of the Trust, including historical audited financial statements and certain internal financial statements and other operating data concerning the Trust prepared by RREEF America L.L.C., the external manager of the Trust (the “Manager”);
(ii)analyzed certain financial forecasts prepared by the Manager, which forecasts the Trust has represented to us are consistent with the best judgments of management of the Trust as to the future financial performance of the Trust and are the best currently available forecasts with respect to such future financial performance of the Trust;
(iii)reviewed certain Securities and Exchange Commission filings by the Trust that we considered to be relevant;
(iv)reviewed Argus models and rent rolls of the Trust’s properties;

(v)discussed the past and current operations, capitalization and financial condition and the prospects of the Trust with employees of the Manager;
(vi)reviewed proprietary internal and third-party research on the industrial, multifamily, student housing and retail real estate sectors;
(vii)reviewed the draft Plan of Liquidation and certain related documents;
(viii)performed financial analyses including a direct capitalization analysis and a discounted cash flow based analysis and considered other factors as we deemed appropriate;
(ix)reviewed the internal financial analyses and projections prepared by the Trust in order to calculate the Trust’s Estimated Range of Per Share Liquidating Distributions, which estimate is based in part on the Trust’s estimated range of the Trust’s property values; and
(x)performed such other analyses, studies and investigations, and considered such other factors, as we have deemed appropriate.
We have assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with us (including information that is available from generally recognized public sources) for the purposes of this opinion. With respect to the financial projections provided to us, with your consent, we have assumed that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of senior management of the Trust as to the future financial performance of the Trust and the other matters covered thereby. We assume no responsibility for and express no view as to such forecasts or any other forward-looking information or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Trust that they are unaware of any facts that would make the information provided to or reviewed by us incomplete or misleading. In rendering our opinion, we express no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. We have not performed an independent appraisal of the assets and liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Trust, including its real estate portfolio, nor have we been furnished with any such appraisals, and with your consent, we have relied upon and assumed the accuracy of information provided by the Trust concerning: (i) potential environmental liabilities; (ii) deferred maintenance and other property capital needs; (iii) the Trust’s ownership interest in each of its properties and the economic terms of any interests held by other parties in such properties; (iv) the number of shares outstanding; and (v) the balance sheet value determinations for non-real estate assets and liabilities of the Trust and any Liquidation expense and other adjustments to determine the Trust’s Estimated Range of Per Share Liquidating Distributions. In particular, we do not express any opinion as to the value of any asset or liability of the Trust or any of its respective subsidiaries, whether at current market prices or in the future. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Trust. In arriving at our opinion, we have not taken into account any litigation that is pending or may be brought against the Trust or any of its respective affiliates or representatives. We have been advised by the Trust that it has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its election to be taxed as a REIT and further have assumed, at the direction of the Trust, that the Liquidation will not adversely affect such status or operations of the Trust. In addition, we have not evaluated the solvency of any party involved in the Liquidation under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.
For purposes of rendering our opinion, we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Trust or any of its subsidiaries since the dates on which the most recent financial statements or other information, financial or otherwise, relating to the Trust or any of its subsidiaries, was made available to us. We have also assumed, with your consent, that the final Plan of Liquidation will not differ in any material respect from the draft Plan of Liquidation reviewed by us and that the Liquidation will be consummated in accordance with the terms set forth in the Plan of Liquidation without modification, waiver or delay, except, in each case, as would not be material to our analyses. In addition, we have assumed, with your consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the implementation of the Plan of Liquidation will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to our analyses, have an adverse effect on the Trust or its assets and liabilities. Furthermore, we have assumed, with your consent, that the Trust will not incur any fees or costs associated with liabilities, reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation which are not accrued in or anticipated to be paid during the Plan of Liquidation and, therefore, considered in the Trust’s Estimated Range of Per Share Liquidating Distributions, and further, that the timing of the Plan of Liquidation will occur consistent with management’s best estimates for the Plan of Liquidation and as reflected in the calculations of the Trust’s Estimated Range of Per Share Liquidating Distributions. In addition, we are not legal, accounting, regulatory or tax experts and with your consent we have relied, without independent verification, on the assessment of the Trust and its advisors with respect to such matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, we do not have any obligation to update, revise or reaffirm this opinion. The credit, financial and stock markets as well as industries in which the Trust operates have experienced, and continue to experience, volatility and we express no opinion or view as to any potential effects of such volatility on the Trust or the Plan of Liquidation.
Our opinion addresses only the reasonableness, from a financial point of view, of the Trust’s Estimated Range of Per Share Liquidating Distributions, and we do not express any view as to the fairness or reasonableness of the Liquidation to, or any consideration of, the holders of any other class of securities of the Trust, creditors or other constituencies of the Trust or its respective subsidiaries or any other term of the proposed Plan of Liquidation or the other matters contemplated by the Plan of Liquidation. We have not been asked to, nor do we, offer any opinion as to any other term or aspect of the Liquidation or the Plan of Liquidation or any other agreement or instrument contemplated by or entered into in connection with the Plan of Liquidation or the likely timeframe in which the Plan of Liquidation will be executed. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, employees or other affiliates of any party or any class of such persons, relative to the Estimated Range of Per Share Liquidating Distributions or with respect to the fairness of any such compensation. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Plan of Liquidation, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Trust has received such advice as it deems necessary from qualified professionals, and which advice we have relied upon in rendering our opinion. We express no view or opinion as to the financing of any transaction entered into while implementing the Plan of Liquidation or the terms or conditions upon which such financing is, or may be, obtained. Our opinion does not address the underlying business decision of the Trust to approve or implement the Plan of Liquidation or the relative merits of the Plan of Liquidation as compared to any other strategic alternatives that may be available to the Trust.
We have acted as financial advisor to the Board of Directors of the Trust (the “Board”) in connection with, and have participated in certain discussions leading to, the Plan of Liquidation. We will receive a fee for our services as financial advisor to the Board in connection with the Liquidation, a portion of which is payable upon the rendering of this opinion. In addition, the Trust has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement. During the two years preceding the date of this opinion, as disclosed to the Board, we and our affiliates have engaged in financial advisory relationships with the Trust, the Manager and their respective affiliates, as well as certain other funds and separate accounts advised by them (collectively, the “Covered Persons”), for which we and our affiliates have received fees in connection with such services. Such relationships have included (i) providing strategic advisory services, (ii) marketing real estate assets on behalf of the Covered Persons and (iii) assisting with arrangements for indebtedness. We and our affiliates may in the future provide, financial advice and services to the Trust or its respective affiliates for which we and our affiliates would expect to receive compensation. In addition, we note that Deborah H. McAneny currently serves on the Board of Directors of the Trust and on the Board of Directors of Jones Lang LaSalle Incorporated, the parent company of JLLS.
Our opinion expressed herein is provided for the information and assistance of the Board in connection with their consideration of the Plan of Liquidation and does not constitute a recommendation as to whether the Board should recommend or proceed with the Plan of Liquidation, nor does it constitute a recommendation to any Stockholder as to how such Stockholder should vote or act with respect to any aspect of the Plan of Liquidation or any matter related thereto. This opinion has been approved by the Fairness Committee of Jones Lang LaSalle Securities LLC, an affiliate of Jones Lang LaSalle Americas, Inc. in accordance with our customary practice.
Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Trust’s Estimated Range of Per Share Liquidating Distributions is reasonable from a financial point of view.

Very truly yours,
JONES LANG LASALLE SECURITIES LLC

/s/ JONES LANG LASALLE SECURITIES LLC

PROXY CARD

RREEF Property Trust
PO Box 43131
Providence, RI 02940-3131

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

SCAN
The QR code or visit
www.proxy-direct.com
to vote your shares

CALL
1-800-337-3503
Follow the recorded instructions
available 24 hours

MAIL
Vote, sign and mail in the
enclosed Business Reply Envelope

Please detach at perforation before mailing.

RREEF Property Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RREEF PROPERTY TRUST, INC. The undersigned hereby appoints Vikram Mehra and Eric Russell, in any capacity, with full power of substitution as proxy or proxies of the undersigned, to vote all shares of RREEF Property Trust, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held January 20, 2027 at 8:00 a.m. (Pacific time), and any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Special Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy Card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

RPT_35434_101926
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

xxxxxxxxxxxxxx code

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on January 20, 2027.
The Proxy Statement and Proxy Card for this meeting are available at:
https://www.proxy-direct.com/rpt-35434

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: [X]

A Proposals **The Board of Directors recommends a vote FOR proposals 1 & 2.**

B Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

Scanner bar code

xxxxxxxxxxxxxx RPT 35434 xxxxxxxx